EXHIBIT 99.1

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                             ARGENT SECURITIES INC.

                                    Depositor


                       ARGENT MORTGAGE LOAN TRUST 2005-W1

                                     Issuer


                           AMERIQUEST MORTGAGE COMPANY

                                 Master Servicer


                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY

                                Indenture Trustee


                    ----------------------------------------

                          SALE AND SERVICING AGREEMENT
                           Dated as of April 19, 2005

                    ----------------------------------------


                               ASSET-BACKED NOTES

                                 SERIES 2005-W1



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                                TABLE OF CONTENTS
                                -----------------

      SECTION                                                              PAGE
      -------                                                              ----


ARTICLE I DEFINITIONS                                                          2

   SECTION 1.01.    Definitions................................................2
   SECTION 1.02.    Other Definitional Provisions..............................2

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES     3

   SECTION 2.01.    Conveyance of Mortgage Loans...............................3
   SECTION 2.02.    Acceptance of Trust Estate by the Indenture Trustee........5
   SECTION 2.03.    Repurchase or Substitution of Mortgage
                    Loans by the Seller or the Depositor;
                    Payment of Prepayment Charge Payment Amounts...............7
   SECTION 2.04.    [Reserved].................................................9
   SECTION 2.05.    Representations, Warranties and Covenants
                    of the Master Servicer.....................................9

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS                12

   SECTION 3.01.    Master Servicer to Act as Master Servicer.................12
   SECTION 3.02.    Collection of Certain Mortgage Loan Payments..............14
   SECTION 3.03.    [Reserved]................................................15
   SECTION 3.04.    Collection Account, Escrow Account, Payment
                    Account and Loss Reserve Account..........................15
   SECTION 3.05.    Permitted  Withdrawals From the Collection
                    Account, Escrow Account and Payment Account...............19
   SECTION 3.06.    Investment of Funds in the Collection Account,
                    the Escrow Account, the REO
                    Account and the Payment Account...........................22
   SECTION 3.07.    Payment of Taxes, Insurance and Other Charges.............24
   SECTION 3.08.    Maintenance of Hazard Insurance...........................24
   SECTION 3.09.    Maintenance of Mortgage Blanket Insurance.................25
   SECTION 3.10.    Fidelity Bond; Errors and Omissions Insurance.............25
   SECTION 3.11.    Enforcement of Due-On-Sale Clauses;
                    Assumption Agreements.....................................26
   SECTION 3.12.    Realization Upon Defaulted Mortgage Loans.................27
   SECTION 3.13.    Title, Management and Disposition of REO Property.........29
   SECTION 3.14.    Maintenance of the Pool Insurance Policy;
                    Collections Thereunder....................................31
   SECTION 3.15.    Reports of Foreclosure and Abandonment
                    of Mortgaged Properties...................................33
   SECTION 3.16.    Optional Purchase of Defaulted Mortgage Loans.............33
   SECTION 3.17.    Indenture Trustee to Cooperate;
                    Release of Mortgage Files.................................33
   SECTION 3.18.    Servicing Compensation....................................34
   SECTION 3.19.    Statement as to Compliance................................35
   SECTION 3.20.    Independent Public Accountants' Servicing Report..........35
   SECTION 3.21.    Access to Certain Documentation...........................36
   SECTION 3.22.    [Reserved]................................................36
   SECTION 3.23.    Advance Facility..........................................36

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ARTICLE IV PAYMENTS                                                           39

   SECTION 4.01.    Payments to Noteholders...................................39
   SECTION 4.02.    Statements to Noteholders.................................45
   SECTION 4.03.    Remittance Reports and Other Reports to the
                    Indenture Trustee; Advances; Payments in Respect
                    of Prepayment Interest Shortfalls.........................48

   SECTION 4.04.    Allocation of Realized Losses and the
                    Pool Insurance Policy.....................................50
   SECTION 4.05.    Allocation of Certain Interest Shortfalls.................52
   SECTION 4.06.    Commission Reporting......................................52

ARTICLE V THE DEPOSITOR AND THE MASTER SERVICER                               55

   SECTION 5.01.    Liability of the Depositor and the Master Servicer........55
   SECTION 5.02.    Merger or Consolidation of the Depositor
                    or the Master Servicer....................................55
   SECTION 5.03.    Limitation on Liability of the Depositor,
                    the Master Servicer and Others............................55
   SECTION 5.04.    Limitation on Resignation of the Master Servicer..........56
   SECTION 5.05.    Rights of the Depositor in Respect
                    of the Master Servicer....................................57
   SECTION 5.06.    Sub-Servicing Agreements Between the
                    Master Servicer and Sub-Servicers.........................58
   SECTION 5.07.    Successor Sub-Servicers...................................59
   SECTION 5.08.    Liability of the Master Servicer..........................59
   SECTION 5.09.    No Contractual Relationship Between Sub-Servicers
                    and the Insurers, the Indenture Trustee or
                    Noteholders...............................................59
   SECTION 5.10.    Assumption or Termination of Sub-Servicing
                    Agreements by Trustee.....................................60
   SECTION 5.11.    Sub-Servicing Accounts....................................60

ARTICLE VI DEFAULT                                                            62

   SECTION 6.01.    Master Servicer Events of Default.........................62
   SECTION 6.02.    Indenture Trustee to Act; Appointment of Successor........64
   SECTION 6.03.    Notification to Noteholders...............................67
   SECTION 6.04.    Waiver of Master Servicer Events of Default...............67

   ARTICLE VII      MISCELLANEOUS PROVISIONS                                  69

   SECTION 7.01.    Amendment.................................................69
   SECTION 7.02.    GOVERNING LAW.............................................69
   SECTION 7.03.    Notices...................................................69
   SECTION 7.04.    Severability of Provisions................................70
   SECTION 7.05.    Third-Party Beneficiaries.................................71
   SECTION 7.06.    Counterparts..............................................71
   SECTION 7.07.    Effect of Headings and Table of Contents..................71
   SECTION 7.08.    Termination...............................................71
   SECTION 7.09.    No Petition...............................................71
   SECTION 7.10.    No Recourse...............................................71
   SECTION 7.11.    Indenture Trustee Rights..................................71

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   SECTION 7.12.    Third Party Rights........................................72
   SECTION 7.13.    Certain Matters Regarding the Master
                    Servicer and the Seller...................................72

ARTICLE VIII DUTIES OF THE MASTER SERVICER AS ADMINISTRATOR                   73

   SECTION 8.01.    Administrative Duties.....................................73
   SECTION 8.02.    Records...................................................74
   SECTION 8.03.    Additional Information to be Furnished....................75
   SECTION 8.04.    No Recourse to Owner Trustee..............................75
   SECTION 8.05.    Termination of Certain of Swap Provider Rights............75

ARTICLE IX CERTAIN MATTERS REGARDING THE NOTE INSURER                         76

   SECTION 9.01.    Exercise of Rights of Holder of the Class A Notes.........76
   SECTION 9.02.    Indenture Trustee to Act Solely
                    with Consent of Note Insurer..............................76
   SECTION 9.03.    Trust and Accounts Held for Benefit of Note Insurer.......76
   SECTION 9.04.    Claims Upon the Note Insurance Policy;
                    Note Insurance Policy Payments Account....................77
   SECTION 9.05.    Effect of Payments by Note Insurer; Subrogation...........78
   SECTION 9.06.    Notices to Note Insurer...................................79
   SECTION 9.07.    Indenture Trustee to Hold the Note Insurance Policy.......79
   SECTION 9.08.    Termination of Certain of Note Insurer's Rights...........79

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Exhibits
--------

Exhibit A         Form of Lost Note Affidavit
Exhibit B-1       Form of Indenture Trustee's Initial Certification
Exhibit B-2       Form of Indenture Trustee's Final Certification
Exhibit B-3       Form of Indenture Trustee's Receipt of Mortgage Note
Exhibit C         Form of Mortgage Loan Purchase Agreement
Exhibit D         Request for Release Exhibit E-1 Form of Certification to Be
                  Provided by the Depositor with Form 10-K
Exhibit E-2       Form of Certification to Be Provided to Depositor by the
                  IndentureTrustee
Exhibit F         Annual Statement of Compliance pursuant to Section 3.19
Exhibit G         Form of Note Insurance Policy
Exhibit H         Form of Pool Insurance Policy
Exhibit I         Form of Interest Rate Swap Agreement
Exhibit J         Form of Swap Administration Agreement

Schedule 1        Mortgage Loan Schedule

Appendix A        Definitions



                                       iv


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                  This Sale and Servicing Agreement ("Agreement"), is dated and effective as of April 19, 2005, among ARGENT SECURITIES INC., as Depositor, ARGENT MORTGAGE LOAN TRUST 2005-W1, as Issuer, AMERIQUEST MORTGAGE COMPANY, as Master Servicer and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee.

                          W I T N E S S E T H T H A T :
                          -----------------------------

                  WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement, Argent Securities Inc. (the "Depositor") will acquire the Mortgage Loans;

                  WHEREAS, the Depositor will create
Argent Mortgage Loan Trust 2005-W1, a Delaware statutory trust, and will transfer the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the Issuer;

                  WHEREAS, pursuant to the terms of an Amended and Restated Trust Agreement dated as of April 15, 2005 (the "Trust Agreement") among the Depositor, as depositor, U.S. Bank Trust National Association, acting not in its individual capacity, but solely as owner trustee (the "Owner Trustee") and Deutsche Bank National Trust Company, as certificate registrar and certificate paying agent and as stated herein, the Depositor will convey the Mortgage Loans to the Issuer in exchange for the Notes (as defined below);

                  WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Trust Certificates, Series 2005-W1 (the "Certificates");

                  WHEREAS, pursuant to the terms of an Indenture dated as of April 19, 2005 (the "Indenture") between the Issuer and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee"), the Issuer will pledge the Mortgage Loans and issue and transfer to or at the direction of the Purchaser the Asset-Backed Notes, Series 2005-W1, Class A-1 and Class A-2 Notes (collectively, the "Notes"); and

                  WHEREAS, pursuant to the terms of this Agreement, the Master Servicer will service the Mortgage Loans set forth on the Mortgage Loan Schedule attached hereto as Exhibit A directly or through one or more Sub-Servicers;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                  SECTION 1.02. Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

                  (d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                  SECTION 1.03. Interest Calculations.

                  All calculations of interest hereunder that are made in respect of the Stated Principal Balance of a Mortgage Loan shall be made on the basis of a 360-day year consisting of twelve 30-day months, notwithstanding the terms of the related Mortgage Note and Mortgage.


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                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, sell, set over and otherwise convey to the Issuer without recourse for the benefit of the Noteholders and the Insurers, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, the Pool Insurance Policy, the Interest Rate Swap Agreement, certain payments made under the Swap Administration Agreement and all other assets included or to be included in the Trust Estate. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off
Date). The Depositor herewith delivers to the Indenture Trustee an executed copy of the Mortgage Loan Purchase Agreement and the Indenture Trustee, on behalf of the Issuer, the Noteholders and the Insurers, acknowledges receipt of the same.

                  In connection with such transfer and assignment to the Issuer, the Depositor does hereby deliver to, and deposit with, the Indenture Trustee the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (a "Mortgage File"):

                  (i) the original Mortgage Note, endorsed in blank, without recourse, or in the following form: "Pay to the order of Deutsche Bank National Trust Company, as Indenture Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Indenture Trustee, or with respect to any lost Mortgage Note, an original Lost Note Affidavit; provided however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 2.00% of the Pool Balance as of the Cut-off Date;

                  (ii) the original Mortgage, with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (iii) an original Assignment assigned in blank, without recourse;

                  (iv) the original recorded intervening Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Indenture Trustee as contemplated by the immediately preceding clause (iii) or the original unrecorded intervening Assignments;



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                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy or an attorney's opinion of title or similar guarantee of title acceptable to mortgage lenders generally in the jurisdiction where the Mortgaged Property is located, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                  If any of the documents referred to in Sections 2.01(ii),
(iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or
(y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Indenture Trustee, or to the appropriate Custodian on behalf of the Indenture Trustee, of a copy of each such document certified by the applicable Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the applicable Originator, delivery to the Indenture Trustee, or to the appropriate Custodian on behalf of the Indenture Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Indenture Trustee, or to the appropriate Custodian on behalf of the Indenture Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Indenture Trustee, or to the appropriate Custodian on behalf of the Indenture Trustee, promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  The Depositor shall cause the Seller to promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Indenture Trustee, following the later of (i) the Closing Date, (ii) the date on which the Seller receives the Assignment from the Custodian and (iii) the date of receipt by the Master Servicer of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Issuer or the Indenture Trustee, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above and shall execute each original Assignment referred to in Section 2.01(iii) above in the following form:
"Deutsche Bank National Trust Company, as Indenture Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall cause the Seller to promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.



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

                  Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Notes (without regard to the Note Insurance Policy); provided further, however, each Assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Issuer or the Indenture Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Notes evidencing more than 25% of the Note Balance of the Notes or the Note Insurer, (ii) failure of the Master Servicer Termination Test, (iii) the occurrence of a bankruptcy or insolvency relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 6.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one Assignment or Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments, such expense shall be paid by the Indenture Trustee and shall be reimbursable to the Indenture Trustee as set forth in Section 6.07 of the Indenture.

                  All original documents relating to the Mortgage Loans that are not delivered to the Indenture Trustee, or to the appropriate Custodian on behalf of the Indenture Trustee, are and shall be held by or on behalf of the Seller, the Depositor, the Issuer or the Master Servicer, as the case may be, in trust for the benefit of the Indenture Trustee on behalf of the Noteholders and the Note Insurer. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Indenture Trustee, or to the appropriate Custodian on behalf of the Indenture Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

                  The parties hereto understand and agree that it is not intended that any mortgage loan be included in the Trust Estate that is a "High-Cost Home Loan" as defined by HOEPA or any other applicable predatory or abusive lending laws.

                  SECTION 2.02. Acceptance of Trust Estate by the Indenture
                                Trustee.

                  Subject to the provisions of Section 2.01, the Issuer acknowledges receipt of the assets included in the Trust Estate and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of "Trust Estate" be delivered to the Indenture Trustee (or, with respect to Mortgage Loans subject to a Custodial Agreement, delivered to the respective Custodian as the duly appointed agent of the Indenture Trustee), other than such documents described in Section 2.01(v)) above and the Indenture Trustee declares that it, or such Custodian as its agent, holds and shall hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or shall hold all such assets and such other assets included in the definition of "Trust Estate" in trust for the exclusive use and benefit of all present and future Noteholders and the Note Insurer.

                  On or prior to the Closing Date, the Indenture Trustee agrees, for the benefit of the Noteholders and the Note Insurer, to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor and the Insurers an acknowledgment of receipt of the Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit B-3 hereto.

                  The Indenture Trustee agrees, for the benefit of the Noteholders and the Note Insurer, to review (or cause a Custodian on its behalf to review) each Mortgage Note within 45 days of the Closing Date and to certify in substantially the form attached hereto as Exhibit B-1 (or cause the Custodian to certify in the form of the Initial Certification attached to the Custodial Agreement) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or such Custodian and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan, (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items
(1) through (3), (6), (9), (10), (13), (15) and (19) of the definition of
"Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Indenture Trustee or such Custodian was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

                  Prior to the first anniversary date of this Agreement the Indenture Trustee shall deliver to the Depositor, the Master Servicer and the Insurers a final certification in the form annexed hereto as Exhibit B-2 (or shall cause the Custodian to deliver to the Indenture Trustee, the Depositor, the Master Servicer and the Insurers a final certification in the form attached to the Custodial Agreement) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, with respect to all of the Mortgage Loans. Upon the request of the Master Servicer or the Insurers, any exception report related to the final certification shall be provided in an electronic computer readable format as mutually agreed upon by the Master Servicer, the Insurers and the Indenture Trustee.

                  If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Indenture Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File to be missing, mutilated, torn or defaced or does not conform to the requirements identified above, at the conclusion of its review the Indenture Trustee (or a Custodian on behalf of the Indenture Trustee) shall so notify the Depositor, the Insurers and the Master Servicer. In addition, upon the discovery by the Depositor, the Insurers, the Master Servicer or the Indenture Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Noteholders or the Note Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Insurers.

                  The Indenture Trustee (or a Custodian on behalf of the Indenture Trustee) shall, at the written request and expense of any Noteholder, Note Owner or the Insurers, provide a written report to such Noteholder, Note Owner or the Insurers of all Mortgage Files released to the Master Servicer for servicing purposes.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by
                                the Seller or the Depositor; Payment of
                                Prepayment Charge Payment Amounts.

                  (a) Upon discovery or receipt of notice (including notice under Section 2.02) of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Noteholders or the Insurers, the Indenture Trustee shall promptly notify the Seller, the Insurers and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller had knowledge or was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 5.06(b), the Indenture Trustee) shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from the Trust Estate at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(d)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement or such other remedies as set forth in the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Indenture Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Indenture Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust Estate (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Indenture Trustee on behalf of the Noteholders.

                  (b) Promptly upon the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05, which materially and adversely affects the interests of the Noteholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

                  (c) As to any Deleted Mortgage Loan for which the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or the Depositor, as the case may be, delivering to the Indenture Trustee (or a Custodian on behalf of the Indenture Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Indenture Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Indenture Trustee (or a Custodian on behalf of the Indenture Trustee) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Insurers, the Indenture Trustee and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit B-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Indenture Trustee shall deliver to the Depositor, the Insurers and the Master Servicer a certification substantially in the form of Exhibit B-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Estate and shall be retained by the Depositor or the Seller, as the case may be. For the month of substitution, payments to Noteholders shall reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Noteholders and the Insurers that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Indenture Trustee and the Insurers. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof.

                  For any month in which the Depositor or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Depositor or the Seller, as the case may be, shall deliver or cause to be delivered to the Master Servicer for deposit in the

Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Indenture Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Depositor or the Seller, as the case may be, the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Depositor or the Seller, as the case may be, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  SECTION 2.04. [Reserved].

                  SECTION 2.05. Representations, Warranties and Covenants of the
                                Master Servicer.

                  The Master Servicer hereby represents, warrants and covenants to the Issuer and the Indenture Trustee, for the benefit of each of the Indenture Trustee, the Noteholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                  (ii) The Master Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

                  (v) Except as disclosed in the Prospectus Supplement, no litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                  (vii) The information set forth in the "monthly tape" provided to the Indenture Trustee or any of its affiliates is true and correct in all material respects;

                  (viii) With respect to each Mortgage Loan, the Assignment is in recordable form; (except that the name of the assignee and the recording information with respect to such Mortgage Loan is blank) and each Mortgage Loan was originated in the name of the Master Servicer or an affiliate thereof;

                  (ix) The Master Servicer has fully furnished and shall continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis; and

                  (x) The Master Servicer shall transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, the Master Servicer shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Indenture Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Indenture Trustee, the Depositor, the Insurers, and the Noteholders. Upon discovery by any of the Depositor, the Insurers, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Noteholders (without regard to the Note Insurance Policy), the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Indenture Trustee and the Insurers. Subject to Section 6.01, the obligation of the Master Servicer set forth in Section 2.03(b) to cure breaches shall constitute the sole remedies against the Master Servicer available to the Noteholders, the Depositor or the Indenture Trustee on behalf of the Noteholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05. The preceding sentence shall not, however, limit any remedies available to the Noteholders, the Depositor or the Indenture Trustee on behalf of the Noteholders pursuant to the Mortgage Loan Purchase Agreement respecting a breach of the representations, warranties and covenants of the Seller contained in the Mortgage Loan Purchase Agreement.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

                  SECTION 3.01. Master Servicer to Act as Master Servicer.

                  The Master Servicer shall service and administer the Mortgage Loans on behalf of the Indenture Trustee and in the best interests of and for the benefit of the Noteholders and the Note Insurer (as determined by the Master Servicer in its reasonable judgment) in accordance with (i) the terms of the respective Mortgage Loans and the terms of the Pool Policy, (ii) all Applicable Regulations, (iii) the terms of this Agreement and (iv) to the extent consistent with the preceding requirements, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                  (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

                  (ii) the ownership of any Note by the Master Servicer or any Affiliate of the Master Servicer;

                  (iii) the Master Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction (the "Servicing Standard").

                  Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 5.06, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Indenture Trustee, in accordance with the servicing standards set forth above, (i) to execute and deliver, on behalf of the Noteholders and the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of forbearance, or of modification and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure to convert the ownership of such properties, and to hold or cause to be held title to such properties, in the name of the Issuer, on behalf of the Indenture Trustee, the Noteholders and the Note Insurer, (iii) to market, sell and transfer title of REO Properties held in the name of the Issuer to third party purchasers upon terms and conditions the Master Servicer deems reasonable under the Servicing Standard, (iv) to bring or respond to civil actions or complaints (in its own name or that of the Issuer or the Indenture Trustee on behalf of the Issuer) related to any Mortgage Loan, Mortgaged Property or REO Property held by the Issuer and (v) to execute any other document necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder consistent with the Servicing Standard.

                  At the written request of the Master Servicer, the Indenture Trustee shall execute and furnish to the Master Servicer such documents as are necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. By execution of this Agreement, the Indenture Trustee, on behalf of the Issuer, hereby grants to the Master Servicer a power of attorney to execute any and all documents necessary to carry out any and all servicing duties described in this Agreement (including the taking of and transferring title of REO Properties to third parties held in the name of the Indenture Trustee for the benefit of the Trust Estate) and expressly confirms that this paragraph along with the face page and a copy of the signature page (duly executed) to this Agreement shall constitute the power of attorney for evidentiary and/or recording purposes. The Indenture Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

                  Subject to Section 3.04(d) hereof, in accordance with the Servicing Standard, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.04(d), and further as provided in Section 3.05(a). Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Noteholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is in conformity with the Servicing Standard; provided, however, that:

                  (A) the Master Servicer shall not make future advances (except as provided in Section 4.03);

                  (B) the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding Stated Principal Balance (except for reductions resulting from actual payments of principal) or extend the final maturity date on such Mortgage Loan (unless as provided in Section 3.02, (i) the Mortgagor is in default with respect to the Mortgage Loan or (ii) such default is, in the judgment of the Master Servicer, reasonably foreseeable); and

                  (C) the Master Servicer shall not consent to (i) partial releases of Mortgages, (ii) alterations, (iii) removal, demolition or division of properties subject to Mortgages, (iv) modification or (v) second mortgage subordination agreements with respect to any Mortgage Loan.

                  To the extent consistent with the terms of this Agreement, the Master Servicer may waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement. All references to Master Servicer in this Agreement shall be deemed to include any Sub-Servicer duly appointed by the Master Servicer pursuant to this Agreement.

                  SECTION 3.02. Collection of Certain Mortgage Loan Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest only upon determining that the coverage of any Covered Mortgage Loan by the Pool Insurance Policy will not be affected, (ii) waive any provision of any Mortgage Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder or (iii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (iii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder. In the event of any such arrangement pursuant to clause (iii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

                  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the Servicing Standard and in accordance with the modification procedures submitted to the Pool Insurer on the Closing Date ("Modification Procedures"), may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, provided, that the final maturity date of any modified Mortgage Loan may not be extended beyond April
2035), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such

Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"). The Master Servicer shall promptly notify the Pool Insurer of any proposed amendments or changes to the Modification Procedures. The consent of the Pool Insurer will be required for any modification of any Mortgage Loan in accordance with this paragraph upon providing the Master Servicer with at least 60 days notice.

                   The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File and shall be provided to the Insurers upon request.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Indenture Trustee for deposit in the Payment Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Insurers, the Issuer, the Indenture Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  SECTION 3.03. [Reserved].

                  SECTION 3.04. Collection Account, Escrow Account, Payment
                                Account and Loss Reserve Account.

                  (a) Collection Account. On behalf of the Issuer, the Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Indenture Trustee one or more accounts (such account or accounts, the "Collection Account") in accordance with this Section 3.04, held in trust for the benefit of the Indenture Trustee, the Noteholders and the Note Insurer.

                  (b) Deposits to the Collection Account. On behalf of the Issuer, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein, the following payments and collections received or made by it subsequent to the Cut-off Date with respect to the Mortgage Loans, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans and REO Properties;

                  (ii) all payments on account of interest on the Mortgage Loans and REO Properties adjusted to the Net Mortgage Rate;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard), Subsequent Recoveries and any amounts received in respect of the rental of any REO Property prior to REO Disposition;

                  (iv) all proceeds related to the purchase, substitution or repurchase of any Mortgage Loan or REO Property in accordance with
         Section 2.03;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Master Servicer's own funds, without reimbursement therefor;

                  (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03 (for purposes of this clause (vii), the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution);

                  (viii) any amounts required to be deposited by the Master Servicer pursuant to Section 4.03(b);

                  (ix) all Prepayment Charges collected by the Master Servicer; and

                  (x) without duplication, all payments of claims under the Pool Insurance Policy.

                  The foregoing requirements for deposit to the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, insufficient funds charges, modification fees and other ancillary fees (but not Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (c) Escrow Account. The Master Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Indenture Trustee one or more accounts (such account or accounts, the "Escrow Account") held in trust for the benefit of the Noteholders, the Indenture Trustee and the
Note Insurer.

                  (d) Deposits to the Escrow Account. The Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Escrow Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  (e) Payment Account. On behalf of the Issuer, the Indenture Trustee shall segregate and hold all funds collected and received pursuant to this Agreement separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Indenture Trustee, as Indenture Trustee, one or more segregated accounts (such account or accounts, the "Payment Account"), held in trust for the benefit of the Noteholders and the
Note Insurer.

                  (f) Indenture Trustee Deposits to the Payment Account. Upon receipt, the Indenture Trustee shall deposit or cause to be deposited into the Payment Account all payments of any nature received from the Master Servicer in accordance with this Agreement or the Swap Administrator pursuant to the Swap Administration Agreement. The Indenture Trustee shall deposit in the Payment Account any amounts required to be deposited pursuant to Section 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Payment Account. Furthermore, promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Indenture Trustee shall deposit such funds in the Payment Account, subject to withdrawal thereof pursuant to Section 6.02(b) or as otherwise permitted hereunder.

                  (g) Master Servicer Transfer of Funds to the Payment Account. On behalf of the Issuer, the Master Servicer shall deliver to the Indenture Trustee in immediately available funds for deposit in the Payment Account by 3:00 p.m. (New York time) on the Master Servicer Remittance Date, (i) that portion of Available Funds (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Payment Account) for the related Payment Date then on deposit in the Collection Account, (ii) without duplication, the amount of all Prepayment Charges collected by the Master Servicer and (iii) any amounts reimbursable to an Advancing Person pursuant to
Section 3.23 and the terms of the related Advance Facility.

                  In addition, the Master Servicer shall deliver to the Indenture Trustee from time to time as required by this Agreement, for deposit and the Indenture Trustee shall so deposit, in the Payment Account:

                  (i) any Advances, as required pursuant to Section 4.03;

                  (ii) any amounts required to be deposited pursuant to Section
         3.13 in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 3.16 and Section
         8.07 of the Indenture;

                  (iv) any Compensating Interest as required pursuant to Section 4.01(e);

                  (v) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

                  (vi) any amounts required to be paid by the Master Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account; and

                  (vii) any amounts required to be paid to the Indenture Trustee from the assets of the Issuer on deposit in the Collection Account pursuant to this Agreement, including but not limited to amounts required to be paid to the Indenture Trustee pursuant to Section 6.02 and Section 6.07 of the Indenture.

                  Funds held in the Collection Account pursuant to Section 3.04(b) may at any time be delivered by the Master Servicer to the Indenture Trustee for deposit into the Payment Account and for all purposes of this Agreement shall be deemed to be a part of the Collection Account until the Business Day prior to the Payment Date; provided, however, that the Indenture Trustee shall have the sole authority to withdraw any funds held pursuant to this paragraph. In the event the Master Servicer shall deliver to the Indenture Trustee for deposit in the Payment Account any amount not required to be deposited therein, it may at any time request that the Indenture Trustee withdraw such amount from the Payment Account and remit to it any such amount, any provision herein to the contrary notwithstanding.

                  (h) Investment of Account Funds. Funds on deposit in the Collection Account, the Payment Account, any REO Account and any Escrow Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.06. Any investment earnings or interest paid on funds deposited in the Collection Account, any REO Account and any Escrow Account (subject to Section 3.05(b)) shall accrue to the benefit of the Master Servicer and the Master Servicer shall be entitled to retain and withdraw such interest from each such account on a daily basis. Any investment earnings or interest paid on funds deposited in the Payment Account, shall accrue to the benefit of the Indenture Trustee and the Indenture Trustee shall be entitled to retain and withdraw such interest from such account on a daily basis.

                  (i) Creation, Location and Subsequent Transfers of Accounts. Each account created pursuant to this Agreement must be an Eligible Account. On or prior to the Closing Date, the Master Servicer and the Indenture Trustee shall give notice, to each other, the Insurers and the Depositor of the location of any account created by it pursuant to this Agreement. From time to time, the Master Servicer and the Indenture Trustee may each transfer any account created by it to a different depository institution provided that upon such transfer the written notice is provided to all other parties listed in the preceding sentence.

                  (j) In order to comply with its duties under the U.S.A. Patriot Act of 2001, the Indenture Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address, and other identifying information.

                  (k) Loss Reserve Account. The Indenture Trustee, on each Payment Date, shall deposit, or cause to be deposited a portion of the Group I Principal Payment Amount and the Group II Principal Payment Amount in accordance with Section 4.01(a)(2). Amounts, if any, on deposit in the Loss Reserve Account will be available to cover Realized Losses on the Mortgage Loans in accordance with Section 4.04(a) and, on and after the Stepdown Date and so long as no Trigger Event is in effect, will become part of Net Monthly Excess Cashflow and paid in accordance with Section 4.01(a)(5). All such amounts in the Loss Reserve Account shall remain uninvested.

                  SECTION 3.05. Permitted Withdrawals From the Collection
                                Account, Escrow Account and Payment Account.

                  (a) Collection Account. The Master Servicer may, from time to time, withdraw from the Collection Account for the following purposes or as described in Section 4.03:

                  (i) to remit to the Indenture Trustee for deposit in the Payment Account the amounts required to be so remitted pursuant to
         Section 3.04(g) or permitted to be so remitted pursuant to the last paragraph of Section 3.04(g);

                  (ii) subject to Section 3.12(c), to reimburse itself for (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances and
         (c) any unreimbursed Advances, the Master Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to any Late Collections, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received on the related Mortgage Loan and any amounts received in respect of the rental of the related REO Property prior to an REO Disposition that represent payments of principal and/or interest respecting which any such advance was made;

                  (iii) to reimburse itself for (a) any unpaid Servicing Fees to the extent not recoverable under Section 3.05(a)(ii) and (b) any unpaid Advances or Servicing Advances that have been deemed Nonrecoverable Advances or Nonrecoverable Servicing Advances;

                  (iv) to pay to itself any Prepayment Interest Excess;

                  (v) to reimburse itself for any amounts paid pursuant to
         Section 3.12(b) (and not otherwise previously reimbursed);

                  (vi) to pay to itself as servicing compensation any interest earned on funds in the Collection Account;

                  (vii) subject to Section 4.03(b), to reimburse the Master Servicer in respect of any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Payment Date;

                  (viii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 5.03;

                  (ix) to reimburse the Insurers, the Master Servicer (if the Master Servicer is not an Affiliate of the Seller) or the Indenture Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                  (x) to pay to the Master Servicer, the Depositor or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or
         Section 3.16(a) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (xi) to transfer funds in the Collection Account maintained at a particular depository to the Collection Account maintained at a different depository, pursuant to Section 3.04(i); and

                  (xii) to clear and terminate the Collection Account upon the termination of this Agreement.

                  On each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess shall be remitted to the Indenture Trustee, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds

$75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee or any Sub-Servicer pursuant to Section 3.05 and shall pay such amounts to the Persons entitled thereto.

                  The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (vii),
(viii) and (xi) above. The Master Servicer shall provide written notification to the Indenture Trustee and the Insurers on or prior to the next succeeding Master Servicer Reporting Date, upon making any withdrawals from the Collection Account pursuant to subclause (viii) above.

                  (b) Escrow Account. The Master Servicer may, from time to time, withdraw from the Escrow Account for the following purposes:

                  (i) to effect payments of ground rents, taxes, assessments, water rates, hazard insurance premiums and comparable items;

                  (ii) to reimburse the Master Servicer for any Servicing Advance made by the Master Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the Collection Account in accordance with the terms of this Agreement;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) to pay to the Master Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account; (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

                  (viii) to transfer to the Collection Account any Insurance Proceeds.

                  In the event the Master Servicer shall deposit in an Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. As part of its servicing duties, the Master Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor. The Master Servicer may pay to itself any excess interest on funds in the Escrow Account, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

                  (c) Payment Account. The Indenture Trustee shall, from time to time, make withdrawals from the Payment Account, for any of the following purposes:

                  (i) to make Net Swap Payments owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider;

                  (ii) to make payments to Noteholders and the Insurers in accordance with Section 4.01;

                  (iii) to pay to itself and the Owner Trustee amounts to which it or the Owner Trustee are entitled pursuant to Section 6.07 of the Indenture;

                  (iv) to pay itself any interest income earned on funds deposited in the Payment Account pursuant to Section 3.06;

                  (v) to reimburse itself pursuant to Section 6.01 and Section 6.02(b) of the Indenture; and

                  (vi) to clear and terminate the Payment Account on the termination of this Agreement.

                  SECTION 3.06. Investment of Funds in the Collection Account,
                                the Escrow Account, the REO Account and the Payment Account.

                  (a) The Master Servicer may direct any depository institution maintaining the Collection Account, the Escrow Account (subject to Section 3.05(b)), and the REO Account and the Indenture Trustee may direct any depository institution maintaining the Payment Account (for purposes of this Section 3.06, each an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement, if the Indenture Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Indenture Trustee (in its capacity as such) or in the name of a nominee of the Indenture Trustee. The Indenture Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, the Escrow Account, and the REO Account) over each such investment and (except with respect to the income on funds held in the Collection Account, the Escrow Account and the REO Account) the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Indenture Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Indenture Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Indenture Trustee shall:

                  (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (ii) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Indenture Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) All income in the nature of interest from the investment of funds in the Collection Account, the Escrow Account (subject to Section 3.05(b)) and the REO Account shall be for the benefit of the Master Servicer as compensation for the Master Servicer's services pursuant to this Agreement. The Master Servicer shall deposit in the Collection Account, the Escrow Account, and the REO Account, as applicable, from its own funds the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

                  (c) All income in the nature of interest or earnings from the investment of funds in the Payment Account shall be for the benefit of the Indenture Trustee as compensation for the Indenture Trustee's services pursuant to this Agreement. The Indenture Trustee shall deposit in the Payment Account from its own funds the amount of any loss incurred on Permitted Investments in the Payment Account.

                  (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Indenture Trustee shall, in accordance with the terms of the Indenture, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (e) The Indenture Trustee or its Affiliates are permitted to receive compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to Section 3.05.

                  SECTION 3.07. Payment of Taxes, Insurance and Other Charges.

                  With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes (including any applicable premium taxes with respect to Mortgaged Properties which are located in the State of Kentucky or West Virginia), assessments, water rates and other charges which (other than with respect to premium taxes) are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and, as to those Mortgage Loans subject to a voluntary escrow agreement, shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. The Master Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments. To the extent that the Mortgage does not provide for Escrow Payments, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to determine that any such payments are made by the Mortgagor at the time they first become due and shall ensure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such Mortgaged Property is not left uninsured. The Master Servicer shall cause to be maintained any primary mortgage guaranty insurance policy relating to any Mortgage Loan which was in force as of the Closing Date and which is not cancelable under the terms of the related Mortgage Loan or applicable law.

                  SECTION 3.08. Maintenance of Hazard Insurance.

                  The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current Stated Principal Balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Stated Principal Balance of the related Mortgage Loan, plus accrued interest at the Mortgage Rate and related Servicing Advances (each measured at the time it became an REO Property). The Master Servicer shall comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.13, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Noteholders, be added to the unpaid Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Stated Principal Balance of the related Mortgage Loan; (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program); and (iii) the maximum insurable value of the improvements which are part of the related Mortgaged Property.

                  SECTION 3.09. Maintenance of Mortgage Blanket Insurance.

                  In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of "A:V" or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of Section 3.08, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of Section 3.08, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee, the Noteholders and the
Note Insurer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  SECTION 3.10. Fidelity Bond; Errors and Omissions Insurance.

                  The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Indenture Trustee and the Insurers (upon reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Indenture Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

                  SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.

                  The Master Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the Pool Insurance Policy. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer is authorized to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of the Pool Insurance Policy and any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof or otherwise permitted under Section 3.01. The Master Servicer shall notify the Indenture Trustee and any respective Custodian that any such substitution or assumption agreement has been completed by forwarding to the Indenture Trustee or to such Custodian, as the case may be, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.11, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.12. Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall, consistent with the Servicing Standard and the Pool Insurance Policy, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses shall be recoverable as Servicing Advances by the Master Servicer as contemplated in
Section 3.05 and Section 3.13. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration shall increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.12 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Indenture Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Indenture Trustee, the Issuer or the Noteholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Issuer to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Issuer to take such actions with respect to the affected Mortgaged Property.

                  Notwithstanding the foregoing, if such environmental audit reveals, or if the Master Servicer has actual knowledge or notice, that such Mortgaged Property contains such toxic or hazardous wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the Note Insurer.

                  The cost of the environmental audit report contemplated by this Section 3.12 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a)(v), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Issuer to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Issuer; provided, however, that the Master Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental audit report, together with the Advances made by the Master Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.05(a)(v), such right of reimbursement being prior to the rights of Noteholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds, in respect of any Mortgage Loan, shall be applied in the following order of priority: FIRST, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.05(a)(ii); SECOND, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery

Determination, or to the Due Date prior to the Payment Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and THIRD, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery shall be allocated by the Master Servicer as follows: FIRST, to unpaid Servicing Fees; and SECOND, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.05(a)(ii).

                  SECTION 3.13. Title, Management and Disposition of REO
                                Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Indenture Trustee, or its nominee, in trust for the benefit of the Noteholders and the Note Insurer. Pursuant to the power of attorney granted in Section 3.01, the Master Servicer is hereby authorized to transfer the title of any REO Property taken in the name of the Indenture Trustee to a third party purchaser pursuant to this Section 3.13 without further documentation of its authority as attorney-in-fact for the Indenture Trustee on behalf of the Issuer. The Master Servicer, on behalf of the Issuer (and on behalf of the Indenture Trustee for the benefit of the Noteholders), shall, with the consent of the Pool Insurer in accordance with the Pool Insurance Policy, either sell any REO Property before the close of the third taxable year after the year the Issuer acquires ownership of such REO Property for purposes of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period. The Master Servicer shall manage, conserve, protect and operate each REO Property for the benefit of the Noteholders and solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of the Code.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Indenture Trustee for the benefit of the Noteholders and the Note Insurer (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Noteholders and appropriate to effect the prompt disposition and sale of the REO Property. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

                  To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts shall be recoverable from the rental or sale of the REO Property.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.13(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Indenture Trustee on behalf of the Noteholders with respect to the operation and management of any such REO Property; and

                  (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees. The Master Servicer shall not engage an Independent Contractor to engage in any activities that the Master Servicer would not be permitted to engage in itself in accordance with the other provisions of this Agreement.

                  (d) In addition to the withdrawals permitted under Section 3.13(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Payment Account in accordance with
Section 3.04(g)(ii), for payment on the related Payment Date in accordance with
Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.13(c) or this
Section 3.13(d).

                  (e) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Payment Account in accordance with Section 3.04(g)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for payment on the related Payment Date in accordance with Section 3.05. Any REO Disposition shall be for cash only.

                  SECTION 3.14. Maintenance of the Pool Insurance Policy;
                                Collections Thereunder.

                  The Master Servicer covenants and agrees to exercise its best reasonable efforts to maintain and keep the Pool Insurance Policy in full force and effect throughout the term of this Agreement. The Master Servicer shall take whatever action is appropriate to maximize the amounts payable under the Pool Insurance Policy and to service the Mortgage Loans in the manner required by the Pool Insurance Policy. In the event that in connection with the Pool Insurance Policy (i) the Pool Insurer shall not be qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, (ii) the Pool Insurance Policy is terminated as a result of the Pool Insurer's failure to pay claims in accordance with the Pool Insurance Policy or (iii) the claims-paying ability of the Pool Insurer shall be reduced below investment grade by each Rating Agency, the Note Insurer may (A) consent to the appointment of another Qualified Pool Insurer to provide a replacement policy as described in the next sentence or (B) may elect not to have another Qualified Pool Insurer to replace the Insurer. Upon notice to the Master Servicer of the occurrence of any of clauses (i), (ii) or (iii) of the preceding sentence, the Master Servicer shall notify the Note Insurer to determine if the Master Servicer should identify a prospective Qualified Pool Insurer to provide a replacement policy. To the extent that the Note Insurer decides to allow another Qualified Pool Insurer to be selected, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Pool Insurer a replacement policy comparable to the Pool Insurance Policy with a total coverage which is equal to the then existing coverage of the Pool Insurance Policy; provided that if the cost of such replacement policy shall be greater than the cost of the Pool Insurance Policy, the amount of coverage of such replacement policy shall be reduced to a level such that the cost of such replacement policy shall not exceed the cost of the Pool Insurance Policy.

                  In the event that the Pool Insurer is terminated as described in this Section 3.14, all rights of the Pool Insurer to consent to any actions to be taken pursuant to any of the Basic Documents shall permanently cease to be operable.

                  The Indenture Trustee shall pay the Pool Insurer Premium from amounts on deposit in the Payment Account on a monthly basis in accordance with the terms of the Pool Insurance Policy and Section 4.01 of this Agreement. In furtherance of the foregoing, the Indenture Trustee shall remit to the Pool Insurer in immediately available funds (i) on or before 12:00 noon (Philadelphia time) on each Payment Date the Pool Insurer Premium due on such Payment Date and
(ii) promptly when due, any other amount owed to the Pool Insurer under the Pool Insurance Policy and this Agreement. To the extent that the Pool Insurer Premium is not paid in a timely manner for any Payment Date, the Note Insurer may pay the Pool Insurer Premium on behalf of the Issuer on such Payment Date. The Note Insurer shall be entitled to reimbursement of any such amount from any Available Funds that would otherwise have been payable to the Pool Insurer on such Payment Date.

                  The Master Servicer shall not take, or permit any Sub-Servicer to take, any action which would result in non-coverage under the Pool Insurance Policy or of any loss which, but for the actions of the Master Servicer or Sub-Servicer, would have been covered thereunder. The Master Servicer will comply in the performance of this Agreement, with all reasonable rules and requirements of the Pool Insurer and the terms of the Pool Insurance Policy. In connection with any assumption and modification agreement or substitution of liability agreement entered into or to be entered into pursuant to Section 3.11, the Master Servicer shall promptly notify the Pool Insurer of such assumption in accordance with the terms of such policies and shall take all actions which may be required by the Pool Insurer as a condition to the continuation of coverage under the Pool Insurance Policy.

                  In connection with its activities as servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee, the Noteholders and the Note Insurer, claims to the Pool Insurer under the Pool Insurance Policy in a timely fashion in accordance with the terms of the Pool Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under the Pool Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Master Servicer under the Pool Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a); and any amounts collected by the Master Servicer under the Pool Insurance

Policy in respect of any REO Property shall be deposited in the related REO Account, subject to withdrawal pursuant to Section 3.13.

                  SECTION 3.15. Reports of Foreclosure and Abandonment of
                                Mortgaged Properties.

                  The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.16. Optional Purchase of Defaulted Mortgage Loans.

                  The Master Servicer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16, the Master Servicer shall be required to continue to make Advances pursuant to Section 4.03. The Master Servicer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Noteholders. The Master Servicer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section
3.16 shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account of the amount of the Purchase Price. The Indenture Trustee shall effectuate the conveyance of such delinquent Mortgage Loan to the Master Servicer to the extent necessary, as requested, and the Indenture Trustee shall promptly deliver all documentation to the Master Servicer.

                  SECTION 3.17. Indenture Trustee to Cooperate; Release of
                                Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Indenture Trustee and any related Custodian by a certification in the form of Exhibit D or such other form supplied by the Master Servicer provided that it does not differ from the substantive content of Exhibit D (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(b) have been or shall be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee or such Custodian, as the case may be, shall promptly release (and in no event more than three (3) Business Days thereafter) the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Payment Account.

                  (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under the Pool Insurance Policy or any insurance policy relating to the Mortgage Loans, the Indenture Trustee and any related Custodian shall, upon request of the Master Servicer and delivery to the Indenture Trustee or such Custodian, as the case may be, of a Request for Release in the form of Exhibit D or such other form supplied by the Master Servicer provided that it does not differ from the substantive content of Exhibit D, release the related Mortgage File to the Master Servicer, and the Indenture Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the Noteholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Indenture Trustee or to such Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, upon request, a copy of the Request for Release shall be released by the Indenture Trustee or such Custodian to the Master Servicer.

                  (c) Upon written certification of a Servicing Officer, the Indenture Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Indenture Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee shall not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  (d) The Indenture Trustee and the Master Servicer may mutually agree on policies and procedures (commercially reasonable in nature) to allow the submission of any and all requests for the release of a Mortgage File electronically with a digital signature or other identifier to designate the Servicing Officer of the Master Servicer requesting such collateral.

                  SECTION 3.18. Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 4.01(e). In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds to the extent permitted by Section 3.05(a)(ii), out of general funds in the Collection Account to the extent permitted by Section 3.05(a) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by
Section 3.13. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such amounts, fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.05(a)(vi) to withdraw from the Collection Account, pursuant to Section 3.04(h) to withdraw from any Escrow Account and pursuant to
Section 3.13(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to
Section 3.06. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.08, Section 3.09 and Section 3.10, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided in Section 6.07 of the Indenture, the fees and expenses of the Indenture Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.19. Statement as to Compliance.

                  The Master Servicer shall deliver to the Indenture Trustee, the Insurers, the Depositor and each Rating Agency on or before March 15th of each calendar year commencing in 2006, an Officers' Certificate in a form similar to Exhibit F attached hereto agreeable to the parties hereto, stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master Servicer to the Indenture Trustee.

                  SECTION 3.20. Independent Public Accountants' Servicing
                                Report.

                  Not later than March 15th of each calendar year commencing in 2006, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Indenture Trustee, the Insurers and each Rating Agency. Copies of such statement shall be provided by the Indenture Trustee to any Noteholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Indenture Trustee. In the event such firm of independent certified public accountants requires the Indenture Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee shall deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

                  SECTION 3.21. Access to Certain Documentation.

                  The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Noteholder or Note Owner, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans shall be provided to any Noteholder or Note Owner, the Indenture Trustee, the Owner Trustee, the Insurers and to any Person identified to the Master Servicer as a prospective transferee of a Note, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access. In each case, access to any documentation regarding the Mortgage Loans may be conditioned upon the requesting party's acknowledgment in writing of a confidentiality agreement regarding any information that is required to remain confidential under the Gramm-Leach-Bliley Act of 1999.

                  SECTION 3.22. [Reserved].

                  SECTION 3.23. Advance Facility.

                  (a) The Master Servicer and/or the Issuer, in either case, with the consent of the Note Insurer and the Master Servicer in the case of the Issuer, is hereby authorized to enter into a facility (an "Advance Facility") with any Person (an "Advancing Person") (1) under which the Master Servicer sells, assigns or pledges to the Advancing Person the Master Servicer's rights under this Agreement to be reimbursed for any Advances and/or Servicing Advances or (2) which provides that the Advancing Person may fund Advances and/or Servicing Advances to the Issuer under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. If the Master Servicer enters into such an Advance Facility pursuant to this Section 3.23, upon reasonable request of the Advancing Person, the Indenture Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance or is assigned the right to be reimbursed for any Advance or Servicing Advance and provides the Indenture Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement directly from the Indenture Trustee pursuant to the terms of the Advance Facility, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.23(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Indenture Trustee, rather than the Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Indenture Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.23. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Section 5.06 hereof and shall not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Issuer would not materially and adversely affect the interests of any Noteholder or the Note Insurer, then the
Note Insurer shall not withhold its consent to the Issuer's entering such facility.

                  (b) If, pursuant to the terms of the Advance Facility, an Advancing Person is entitled to reimbursement directly from the Indenture Trustee, then the Master Servicer shall not reimburse itself therefor under
Section 3.05(a)(ii), Section 3.05(a)(iii) or Section 3.05(a)(v) prior to the remittance to the Payment Account, but instead the Master Servicer shall include such amounts in the applicable remittance to the Indenture Trustee made pursuant to Section 3.04(g) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Indenture Trustee is hereby authorized to pay to the Advancing Person reimbursements for Advances and Servicing Advances from the Payment Account, to the extent permitted under the terms of the Advance Facility, to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05(a)(ii), Section 3.05(a)(iii) or Section 3.05(a)(v), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. The Indenture Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any Advance Facility agree to in writing delivered to the Indenture Trustee. An Advance Facility may provide that the Master Servicer will otherwise cause the remittance of Advance and/or Servicing Advance reimbursement amounts to the Advancing Person, in which case the foregoing sentences in this Section 3.23(b) shall not apply.

                  (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in first out" (FIFO) basis.

                  (d) In the event the Master Servicer is terminated pursuant to
Section 6.01, the Advancing Person shall succeed to the terminated Master Servicer's right of reimbursement set forth in Section 6.02(c) to the extent of such Advancing Person's financing of or receipt of assignment or pledge of the right to be reimbursed for Advances or Servicing Advances hereunder then remaining unreimbursed.

                  (e) Neither any party to this Agreement nor any other Person shall have any right or claim (including without limitation any right of offset or recoupment) to any amounts allocable under this Agreement to the reimbursement of Advances or Servicing Advances that have been assigned, conveyed or pledged to an Advancing Person, or that relate to Advances or Servicing Advances that were funded by an Advancing Person.

                  (f) Any amendment to this Section 3.23 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.23, including amendments to add provisions relating to a successor master servicer, may be entered into by the Indenture Trustee and the Master Servicer without the consent of any Noteholder but with the consent of the Note Insurer and written confirmation from each Rating Agency that the amendment shall not result in the reduction or withdrawal of the then-current ratings of any outstanding Class of Notes (without regard to the Note Insurance Policy), notwithstanding anything to the contrary in this Agreement.

                                   ARTICLE IV

                                    PAYMENTS

                  SECTION 4.01. Payments to Noteholders.

                  (a)(1) (I) On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account an amount equal to the Group I Interest Payment Amount and distribute to the Noteholders the following amounts, in the following order of priority:

                  (i) concurrently, the premium payable to the Note Insurer (with respect to the Class A-1 Notes) and to the Pool Insurer (with respect to the Covered Mortgage Loans included in the Group I Mortgage Loans, other than the Deferred Premium), PRO RATA;

                  (ii) to the Holders the Class A-1 Notes, the Senior Interest Payment Amount related to such Class A-1 Notes;

                  (iii) to the Holders the Class A-2 Notes, the Senior Interest Payment Amount related to such Class A-2 Notes, to the extent remaining unpaid after the payment of the Group II Interest Payment Amount, as set forth in in Section 4.01(a)(1)(II)(ii) below;

                  (iv) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-1 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-1 Notes; and

                  (v) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-2 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-2 Notes, to the extent remaining unpaid after the payment of the Group II Interest Payment Amount, as set forth in Section 4.01(a)(1)(II)(iv) below.

                  (II) On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account an amount equal to the Group II Interest Payment Amount and distribute to the Noteholders the following amounts, in the following order of priority:

                  (i) concurrently, the premium payable to the Note Insurer (with respect to the Class A-2 Notes) and to the Pool Insurer (with respect to the Covered Mortgage Loans included in the Group II Mortgage Loans, other than the Deferred Premium), PRO RATA;

                  (ii) to the Holders of the Class A-2 Notes, the Senior Interest Payment Amount related to such Class A-2 Notes; and

                  (iii) to the Holders of the Class A-1 Notes, the Senior Interest Payment Amount related to such Class A-1 Notes, to the extent remaining unpaid after the payment of the Group I Interest Payment Amount, as set forth in in
         Section 4.01(a)(1)(I)(ii) above;

                  (iv) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-2 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-2 Notes; and

                  (v) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-1 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-1 Notes, to the extent remaining unpaid after the payment of the Group II Interest Payment Amount, as set forth in Section 4.01(a)(1)(I)(iv) above.

                  (2) (I) On each Payment Date (a) prior to the Stepdown Date or
(b) on which a Trigger Event is in effect, the Group I Principal Payment Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Class A-1 Notes, until the Note Balance thereof has been reduced to zero;

                  (ii) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-1 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-1 Notes;

                  (iii) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-2 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-2 Notes, to the extent remaining unpaid after the payment of the Group II Principal Payment Amount, as set forth in Section 4.01(a)(2)(II) below; and

                  (iv) to the Loss Reserve Account, any remaining amounts.

                  (II) On each Payment Date (a) prior to the Stepdown Date or
(b) on which a Trigger Event is in effect, the Group II Principal Payment Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Class A-2 Notes, until the Note Balance thereof has been reduced to zero;

                  (ii) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance

         Policy in respect of the Class A-2 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-2 Notes;

                  (iii) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-1 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-1 Notes, to the extent remaining unpaid after the payment of the Group I Principal Payment Amount, as set forth in Section 4.01(a)(2)(I) above; and

                  (iv) to the Loss Reserve Account, any remaining amounts.

                  (III) On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Payment Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Class A-1 Notes, the Senior Group I Principal Payment Amount , until the Note Balance thereof has been reduced to zero;

                  (ii) to the Holders of the Class A-2 Notes, after taking into account the payment of the Group II Principal Payment Amount already paid, as described in Section 4.01(a)(2)(IV) below, the amount of any unpaid Senior Group II Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

                  (iii) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-1 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-1 Notes; and

                  (iv) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-2 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-2 Notes, to the extent remaining unpaid after the payment of the Group II Principal Payment Amount, as set forth in Section 4.01(a)(2)(IV) below.

                  (IV) On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Payment Amount shall be distributed in the following order of priority:

                  (i) to the Holders of the Class A-2 Notes, the Senior Group II Principal Payment Amount , until the Note Balance thereof has been reduced to zero;

                  (ii) to the Holders of the Class A-1 Notes, after taking into account the payment of the Group I Principal Payment Amount already paid, as described in Section

         4.01(a)(2)(III) above, the amount of any unpaid Senior Group I Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

                  (iii) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-2 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-2 Notes; and

                  (iv) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A-1 Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A-1 Notes, to the extent remaining unpaid after the payment of the Group I Principal Payment Amount, as set forth in Section 4.01(a)(2)(III) above.

                  (3) On each Payment Date, after making the after payment of the Interest Payment Amount and the Principal Payment Amount, the Indenture Trustee shall withdraw from Available Funds any amounts received under the Swap Administration Agreement and distribute such amount as follows:

                  (i) concurrently, to the Class A Notes, the related Senior Interest Payment Amount remaining unpaid after the payments of the Group I Interest Payment Amount and the Group II Interest Payment Amount, on a pro rata basis based on such respective remaining Senior Interest Payment Amount;

                  (ii) to the Note Insurer, the amount owing to the Note Insurer under the Note Insurance Agreement for reimbursement for prior claims paid under the Note Insurance Policy in respect of the Class A Notes and any other amounts owing to the Note Insurer under the Note Insurance Agreement with respect to the Class A Notes, to the extent remaining unpaid after the payments of the Interest Payment Amount and the Principal Payment Amount; and

                  (iii) concurrently, to the Class A Notes, the related Available Funds Carryover Amount, on a PRO RATA basis based on such respective Available Funds Carryover Amounts remaining.

         Notwithstanding anything to the contrary herein, any Swap Termination Payment received by the Indenture Trustee, to the extent not used to obtain a successor Swap Provider, shall be used to pay the amounts set forth under this
Section 4.01(a)(3) and any excess amounts shall be held by the Indenture Trustee in the Payment Account for future payments under this Section 4.01(a)(3) until the expiration of the original term of the Interest Rate Swap Agreement. Any Swap Termination Payment remaining after the expiration of the original term of the Interest Rate Swap Agreement shall become part of Net Monthly Excess Cashflow.

                  (4) On each Payment Date, the Indenture Trustee shall withdraw any amounts then on deposit in the Payment Account that represent Prepayment Charges collected by the

Master Servicer to the extent not related to Principal Prepayments occurring after the related Prepayment Period, and the Indenture Trustee shall distribute such amounts to the Holders of the Certificates.

                  (5) On each Payment Date, the Net Monthly Excess Cashflow shall be distributed as follows:

                  (i) concurrently, to the Class A Notes, on a PRO RATA basis based on the Note Balance of each such Class, in an amount equal to any Realized Losses incurred during the related Due Period in respect of related Mortgage Loans that are not Covered Mortgage Loans or Covered Mortgage Loans in which a claim under the Pool Insurance Policy has been denied pursuant to the terms of the Pool Insurance Policy;

                  (ii) to make payments to the Pool Insurer for prior claims paid under the Pool Insurance Policy and any other amounts owing to the Pool Insurer under the Pool Insurance Policy (other than the Deferred Premium);

                  (iii) concurrently, to the Class A Notes, in an amount equal to the Overcollateralization Increase Amount, applied as part of the Group I Principal Payment Amount or the Group II Principal Payment Amount, as applicable, to reduce the Note Balance of such Notes until the aggregate Note Balance of such Notes is reduced to zero;

                  (iv) concurrently, to the Class A Notes, the related Available Funds Carryover Amount, to the extent remaining, on a pro rata basis based on such respective Available Funds Carryover Amounts remaining;

                  (v) to pay to the Pool Insurer the Deferred Premium on the Payment Date in May 2007 and, to the extent not paid in full on such Payment Date, on each Payment Date thereafter, together with interest at the related Late Payment Rate on the upaid amount thereof from the Payment Date in May 2007 to the extent not paid in full on such Payment Date;

                  (vi) to the Swap Provider, any Swap Termination Payment, triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement; and

                  (vii) to the Owner Trustee, any fees, expenses and indemnities not otherwise paid and then, to the Holders of the Certificates, any remaining amounts.

                  (b) All payments made with respect to each Class of Notes on each Payment Date shall be allocated PRO RATA among the outstanding Notes in such Class based on their respective Percentage Interests. Payments in respect of each Class of Notes on each Payment Date shall be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final payment on such Class), based on the aggregate Percentage Interest represented by their respective Notes, and shall be made by wire transfer of immediately available funds to the account of any such

Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Indenture Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Payment Date, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Note Register. The final payment on each Note shall be made in like manner, but only upon presentment and surrender of such Note at the office of the Indenture Trustee maintained for such purpose pursuant to Section 8.12 or such other location specified in the notice to Noteholders of such final payment.

                  Each payment with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payments to the Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Indenture Trustee, the Note Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (c) The rights of the Noteholders to receive payments in respect of the Notes, and all interests of the Noteholders in such payments, shall be as set forth in this Agreement. Neither the Holders of any Class of Notes nor the Indenture Trustee nor the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Notes in respect of amounts properly previously distributed on the Notes.

                  (d) Except as otherwise provided in Section 9.01, whenever the Indenture Trustee expects that the final payment with respect to any Class of Notes shall be made on the next Payment Date, the Indenture Trustee shall, no later than five (5) days after the related Determination Date, mail to each Holder on such date of such Class of Notes a notice to the effect that:

                  (i) the Indenture Trustee expects that the final payment with respect to such Class of Notes shall be made on such Payment Date, but only upon presentation and surrender of such Notes at the office of the Indenture Trustee therein specified or its agent; and

                  (ii) no interest shall accrue on such Notes from and after the end of the related Interest Accrual Period.

                  Any funds not distributed to any Holder or Holders of Notes of such Class on such Payment Date because of the failure of such Holder or Holders to tender their Notes shall, on such date, be set aside and held in trust by the Indenture Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Notes as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Indenture Trustee shall mail a second notice to the remaining non-tendering Noteholders to surrender their Notes for cancellation in order to receive the final payment with respect thereto. If within one year after the second notice all such

Notes shall not have been surrendered for cancellation, the Indenture Trustee shall, directly or through an agent, mail a final notice to remaining non-tendering Noteholders concerning surrender of their Notes but shall continue to hold any remaining funds for the benefit of non-tendering Noteholders. The costs and expenses of maintaining the funds in Trust Estate and of contacting such Noteholders shall be paid out of the assets remaining in the Trust Estate. If within one year after the final notice any such Notes shall not have been surrendered for cancellation, the Indenture Trustee shall pay to the Representative all remaining amounts, and all rights of non-tendering Noteholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Noteholder on any amount held in trust by the Indenture Trustee as a result of such Noteholder's failure to surrender its Note(s) for final payment thereof in accordance with this Section 4.01(e).

                  SECTION 4.02. Statements to Noteholders.

                  On each Payment Date, the Indenture Trustee shall prepare and make available to each Holder of the Class A Notes, the Note Insurer and the Pool Insurer, a statement as to the payments made on such Payment Date setting forth:

                  (i) the amount of the payment made on such Payment Date to the Holders of the Class A Notes allocable to principal, and the amount of payment made on such Payment Date to the Holders of the Class A Notes allocable to Prepayment Charges;

                  (ii) the amount of the payment made on such Payment Date to the Holders of the Class A Notes allocable to interest;

                  (iii) the aggregate Servicing Fee received by the Master Servicer during the related Due Period and such other customary information as the Indenture Trustee deems necessary or desirable, or which a Noteholder reasonably requests, to enable Noteholders to prepare their tax returns;

                  (iv) the aggregate amount of Advances for such Payment Date;

                  (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Payment Date;

                  (vi) the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

                  (vii) the number and aggregate unpaid Stated Principal Balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
         (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid Stated Principal Balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (ix) the book value and the Stated Principal Balance of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Payment Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date and the aggregate amount of Subsequent Recoveries received during the related Due Period and the aggregate amount of Subsequent Recoveries received since the Closing Date;

                  (xii) the aggregate amount of Expenses withdrawn from the Collection Account or the Payment Account for such Payment Date;

                  (xiii) the aggregate Note Balance of each Class of Class A Notes, after giving effect to the payments made on such Payment Date;

                  (xiv) the Note Rate for each such Class of Class A Notes applicable to such Payment Date;

                  (xv) the Interest Distribution Amount in respect of the Class A Notes for such Payment Date and the Available Funds Carryover Amount, if any, with respect to the Class A Notes on such Payment Date;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Payment Date, to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e);

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Payment Date;

                  (xviii) the Overcollateralization Target Amount for such Payment Date;

                  (xix) the Overcollateralization Increase Amount, if any, for such Payment Date;

                  (xx) the Overcollateralization Reduction Amount, if any, for such Payment Date;

                  (xxi) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid Stated Principal Balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings;

                  (xxii) with respect to Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the unpaid Stated Principal Balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans;

                  (xxiii) whether a Trigger Event is in effect;

                  (xxiv) the amount of any Net Swap Payment;

                  (xxv) the amount of any Swap Termination Payment;

                  (xxvi) the amount of any Insured Amount for such Payment Date, separately identifying the portion of such payment allocable to interest and principal;

                  (xxvii) the amount of any proceeds received pursuant to the Pool Insurance Policy;

                  (xxviii) the amount of any Pool Insured Reimbursement Amount for such Payment date and the amount received by the Pool Insurer in respect thereof on such Payment Date, and

                  (xxix) the amount of the Note Insurer Reimbursement Amount and the amount received by the Note Insurer in respect thereof on such Payment Date.

                  With respect to the items described in (v), (vi), (vii),
(viii), (x), (xi) and (xxii) above, the Indenture Trustee shall set forth such information with respect to each Loan Group and with respect to the Mortgage Pool.

                  Items (i) and (ii) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31st of each calendar year following any year during which the Notes are outstanding, the Indenture Trustee shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i) and (ii) with respect to the Notes for such calendar year.

                  The Indenture Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Noteholders, the Note Insurer, the Pool Insurer, the Master Servicer and the Rating Agencies via the Indenture Trustee's internet website. The Indenture Trustee's internet website shall initially be located at https:\\www.tss.db.com/invr. Assistance in using the website can be obtained by calling the Indenture Trustee's investor relations desk at (800) 735-7777. Parties that are unable to use the above delivery options are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such payment more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. Notwithstanding the way such statements are distributed as provided above, the Indenture Trustee shall transmit by electronic mail to the Note Insurer no later than the Payment Date, such statements for such Payment Date.

                  The Indenture Trustee shall, upon request, furnish to each Noteholder or Note Owner, the Note Insurer, the Pool Insurer and the Owner Trustee, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Noteholder or Note Owner, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Noteholder or Note Owner in accordance with such reasonable and explicit instructions and directions as the Noteholder or Note Owner may provide. For purposes of this Section 4.02, the Indenture Trustee's duties are limited to the extent that the Indenture Trustee receives timely reports as required from the Master Servicer.

                  On each Payment Date the Indenture Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Class A Notes as of such Payment Date, using a format and media mutually acceptable to the Indenture Trustee and Bloomberg.

                  SECTION 4.03. Remittance Reports and Other Reports to the
                                Indenture Trustee; Advances; Payments in Respect of Prepayment Interest Shortfalls.

                  (a) On the Master Servicer Reporting Date, the Master Servicer shall deliver to the Indenture Trustee and the Insurers by telecopy (or by such other means as the Master Servicer, the Indenture Trustee and the Insurers may agree from time to time) a Remittance Report with respect to the related Payment Date. Such Remittance Report shall include (i) the amount of Advances to be made by the Master Servicer in respect of the related Payment Date, the aggregate amount of Advances outstanding after giving effect to such Advances, and the aggregate amount of Nonrecoverable Advances in respect of such Payment Date and
(ii) such other information with respect to the Mortgage Loans as the Indenture Trustee may reasonably require to perform the calculations necessary to make the payments contemplated by Section 4.01 and to prepare the statements to Noteholders contemplated by Section 4.02. The Indenture Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  Not later than fifteen days after each Payment Date, the Master Servicer shall forward to the Indenture Trustee, the Insurers and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Payment Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.04(b) and each category of withdrawal specified in Section 3.05. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its

Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding Stated Principal Balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Payment Date. Copies of such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Note, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Indenture Trustee.

                  (b) The amount of Advances to be made by the Master Servicer for any Payment Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date, (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO Property transferred to the Payment Account pursuant to Section 3.13 for distribution on such Payment Date and (iii) with respect to each previously liquidated Mortgage Loan and REO Property as to which Mortgage Loan or REO Property, as the case may be, full settlement of a claim under the Mortgage Pool Insurance Policy was pending as of the end of the most recently ended calendar month, one month's interest on the Principal Balance thereof (net of related Servicing Fees).

                  On or before 3:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Indenture Trustee for deposit in the Payment Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Payment Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it shall cause to be made an appropriate entry in the records of the Collection Account that amounts held for future payment have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make an Advance as permitted in the preceding sentence or withdrawn by the Master Servicer as permitted in Section 3.05(a)(vii) in reimbursement of Advances previously made shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Payment Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be paid to the Classes of Noteholders pursuant to
Section 4.01 on such Payment Date if such amounts held for future payment had not been so used to make Advances. The Indenture Trustee shall provide notice to the Master Servicer and the Insurers by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Indenture

Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Payment Date.

                  (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Estate pursuant to any applicable provision of this Agreement or the Indenture, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Indenture Trustee and the Insurers.

                  (e) The Master Servicer shall deliver to the Indenture Trustee for deposit into the Payment Account on or before 3:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Indenture Trustee in respect of Prepayment Interest Shortfalls. Such amounts so remitted shall be included in the Available Funds and paid therewith on the next Payment Date. The Master Servicer shall not be obligated to pay any amounts with respect to Relief Act Interest Shortfalls.

                  SECTION 4.04. Allocation of Realized Losses and the Pool
                                Insurance Policy.

                  (a) On or before each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. On or before each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (A) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (B) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Indenture Trustee by the Master Servicer on the Master Servicer Reporting Date immediately following the end of (x) in the case of Bankruptcy Losses


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

allocable to interest, the Due Period during which any such Realized Loss was incurred, and (y) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

                  All Realized Losses on the Mortgage Loans which are not Covered Mortgage Loans and on Covered Mortgage Loans in which a claim under the Pool Insurance Policy has been denied pursuant to the terms of the Pool Insurance Policy, shall be allocated by the Indenture Trustee on each Distribution Date as follows: FIRST, in reduction of any amounts on deposit in the Loss Reserve Account, SECOND, in reduction of Net Monthly Excess Cashflow and THIRD, in reduction of the Overcollateralized Amount, until the Overcollateralized Amount has been reduced to zero. No allocations of any Realized Losses shall be made to the Note Balances of the Class A Notes.

                  Following such allocation, all Realized Losses on the Mortgage Loans which are Covered Mortgage Loans shall be allocated by the Indenture Trustee on each Distribution Date as follows: FIRST, in reduction of any amounts on deposit in the Loss Reserve Account, SECOND, in reduction of Net Monthly Excess Cashflow and THIRD, in reduction of the Overcollateralized Amount, until the Overcollateralized Amount has been reduced to zero. No allocations of any Realized Losses shall be made to the Note Balances of the Class A Notes. Realized Losses on the Covered Mortgage Loans, to the extent not covered by Net Monthly Excess Cashflow and the Overcollateralized Amount, shall be covered Pool Insurer.

         (b) Within ten (10) days after the Indenture Trustee receives notice or otherwise becomes aware that:

                  (i) A Borrower is Four (4) Months in Default, or;

                  (ii) proceedings to acquire title to a Borrower's property have been commenced,

         whichever event occurs first, notice thereof shall be given to the Pool Insurer by the Indenture Trustee upon the form furnished by the Pool Insurer, provided, however, that failure of the Pool Insurer to furnish forms shall not relieve the Indenture Trustee of the obligation to give notice in any reasonable form within the required time. Thereafter, the Indenture Trustee shall report monthly to the Pool Insurer in summary form the status of the Borrower's account, until a claim is submitted to the Pool Insurer or until such Borrower is less than Four (4) Months in Default. Failure by the Indenture Trustee to give any notice or file any report required under the Pool Insurance Policy, within the time period specified, shall not constitute failure to comply with a material condition of the Pool Insurance Policy provided that such failure is remedied within ten (10) days of receipt of notice thereof from the Pool Insurer.

         (c) The Indenture Trustee shall (i) receive as attorney-in-fact of the applicable Noteholders any Pool Payment from the Pool Insurer and (ii) forward such Pool Payment to the Indenture Trustee for deposit in the Payment Account for payment by the Indenture Trustee to the Noteholders as provided in Section
4.01 hereof. All such amounts in the Payment Account shall remain uninvested. Any and all Pool Payments remitted by the Indenture Trustee from


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

claims made under the Pool Insurance Policy shall not be considered payment by the Issuer with respect to the Notes nor shall such payments discharge the obligation of the Issuer with respect to the Notes, and the Pool Insurer shall become the owner of such unpaid amounts due from the Issuer in respect of Pool Payments as the deemed assignee of the Notes, as hereinafter provided. The Indenture Trustee, each on behalf of itself and each Noteholder, hereby agree for the benefit of the Pool Insurer that it recognizes that to the extent the Pool Insurer pays Pool Payments to the Noteholders, the Pool Insurer shall receive Available Funds in accordance with, but only in accordance with, Section
4.01 hereof until all such Pool Payments by the Pool Insurer have been fully reimbursed are repaid in full.

         If on any Payment Date, the Indenture Trustee determines that the Pool Insurer has paid more under the Pool Insurance Policy than is required by the terms hereof, the Indenture Trustee shall remit to the Pool Insurer any excess funds received by the Indenture Trustee.

         The Indenture Trustee shall keep a complete and accurate record of the amount of the Pool Payments paid into the Note Account. The Insurers shall have the right to inspect such record during normal business hours upon prior notice to the Indenture Trustee.

                  SECTION 4.05. Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of Accrued Note Interest and the amount of the Interest Payment Amount for the Notes for any Payment Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Payment Date shall be allocated to reduce Net Monthly Excess Cashflow.

                  SECTION 4.06. Commission Reporting.

                  (a) The Indenture Trustee shall reasonably cooperate with the Depositor in connection with the Depositor's satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Indenture Trustee shall prepare on behalf of the Depositor any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Commission to sign) and the Indenture Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor (or such other entity). The Depositor hereby grants to the Indenture Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Indenture Trustee from the Depositor of written termination of such power of attorney and (ii) the redemption of the Notes. Notwithstanding anything herein to the contrary, the Depositor, and not the Indenture Trustee, shall be responsible for executing each Form 10-K filed on behalf of the Issuer.

                  (b) Each Form 8-K shall be filed by the Indenture Trustee within 15 days after each Payment Date, with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Indenture Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's annual statement of compliance described under Section 3.19 and the accountant's report described under Section 3.20, in each case to the extent they have been timely delivered to the Indenture Trustee. If they are not so timely delivered, the Indenture Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Indenture Trustee. The Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Indenture Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit E-1 (the "Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

                  (c) In addition, the Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit E-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Certification (provided, however, that the Indenture Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Indenture Trustee's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to the Indenture Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

                  In addition, the Indenture Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Indenture Trustee's obligations under this Section 4.02 or the Indenture Trustee's negligence, bad faith or willful misconduct in connection therewith. The Depositor shall indemnify and hold harmless the Indenture Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor's obligations under this Section 4.02 or the Depositor's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Indenture Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 4.02 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Indenture Trustee on the other.

                  (d) Upon any filing with the Commission, the Indenture Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

                  (e) Prior to January 30th of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notification with respect to the Issuer.

                  (f) To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 4.02 comply with the reporting requirements under the Exchange Act, the Indenture Trustee hereby agrees that it shall reasonably cooperate to amend the provisions of this Section 4.02 (in accordance with Section 7.01) in order to comply with such amended reporting requirements and such amendment of this Section 4.02. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Indenture Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.



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

                                    ARTICLE V

                      THE DEPOSITOR AND THE MASTER SERVICER

                  SECTION 5.01. Liability of the Depositor and the Master
                                Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

                  SECTION 5.02. Merger or Consolidation of the Depositor or the
                                Master Servicer.

                  Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or Freddie Mac in good standing. The Depositor and the Master Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Notes or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Notes in effect immediately prior to such merger or consolidation shall not be qualified, reduced or withdrawn as a result thereof (without regard to the Note Insurance Policy) (as evidenced by a letter to such effect from the Rating Agencies). The successor Master Servicer shall have a minimum servicing rating of "SQ3" by Moody's and an "average" rating by S&P.

                  SECTION 5.03. Limitation on Liability of the Depositor, the
                                Master Servicer and Others.

                  None of the Depositor, the Insurers, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Issuer or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Insurers, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Insurers, the Master Servicer or the Indenture Trustee and any director, officer, employee or agent of the Depositor, the Insurers, the Master Servicer or the Indenture Trustee may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder.

                  The Depositor, the Insurers, the Master Servicer and any director, officer, employee or agent of the Depositor, the Insurers, or the Master Servicer shall be indemnified and held harmless by the Issuer against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or, in the case of the Depositor and the Master Servicer, any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Insurers or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Insurers and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of the Holders of Notes evidencing more than 51% of the Note Balance of the Notes (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Issuer, and the Depositor, the Insurers and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.05, any such right of reimbursement being prior to the rights of the Noteholders to receive any amount in the Collection Account.

                  SECTION 5.04. Limitation on Resignation of the Master
                                Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Indenture Trustee, the Pool Insurer, the Note Insurer and written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor, the Insurers and the Indenture Trustee) that such resignation shall not cause such Rating Agency to reduce the then current rating of the Notes (without regard to the Note Insurance Policy). Any such determination pursuant to clause (i) of the preceding sentence, permitting the resignation of the Master Servicer, shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Indenture Trustee and the Insurers. No resignation of the Master Servicer shall become effective until the Indenture Trustee or a successor servicer acceptable to the Note Insurer and the Pool Insurer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

                  SECTION 5.05. Rights of the Depositor in Respect of the Master
                                Servicer.

                  The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the Insurers and the Indenture Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the Insurers and the Indenture Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the Insurers and the Indenture Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Indenture Trustee or the Issuer, and in either case, the Depositor, the Insurers or the Indenture Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                  SECTION 5.06. Sub-Servicing Agreements Between the Master
                                Servicer and Sub-Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrade by any Rating Agency of the ratings on any Class of Notes (without regard to the Note Insurance Policy) and the Insurers shall have consented to such Sub-Servicing Agreement) with Sub-Servicers, for the servicing and administration of the Mortgage Loans.

                  Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 5.11 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer shall examine each Sub-Servicing Agreement and shall be familiar with the terms thereof. The terms of any Sub-Servicing Agreement shall not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Noteholders or the Insurers without the consent of the Holders of Notes evidencing more than 66% of the Note Balance of the Notes or the Insurers. Any variation without the consent of the Holders of Notes evidencing more than 66% of the Note Balance of the Notes or the Insurers from the provisions set forth in Section 5.11, provisions relating to insurance in
Section 3.10 or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Indenture Trustee and the Insurers copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                  (b) As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Indenture Trustee, the Noteholders and the Insurers, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in
Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Indenture Trustee, in accordance with the foregoing provisions of this paragraph.

                  SECTION 5.07. Successor Sub-Servicers.

                  The Master Servicer, with the consent of the Insurers, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 5.06.

                  Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

                  SECTION 5.08. Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Indenture Trustee, the Noteholders and the Insurers for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. SECTION 5.09. No Contractual Relationship Between Sub-Servicers and the Insurers, the Indenture Trustee or Noteholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Insurers, the Indenture Trustee and Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 5.10. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                  SECTION 5.10. Assumption or Termination of Sub-Servicing
                                Agreements by Trustee.

                  In the event the Master Servicer shall for any reason no longer be the master servicer (including termination due to a Master Servicer Event of Default), the Indenture Trustee or its designee shall thereupon assume (or cause its designee or the successor master servicer for the Indenture Trustee appointed pursuant to Section 5.02 to assume) all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Indenture Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 5.07. Upon such assumption, the Indenture Trustee, its designee or the successor servicer for the Indenture Trustee appointed pursuant to Section
5.02 shall be deemed, subject to Section 5.07, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Indenture Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

                  The Master Servicer at its expense shall, upon request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                  SECTION 5.11. Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage


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Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.



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

                                   ARTICLE VI

                                     DEFAULT

                  SECTION 6.01. Master Servicer Events of Default.

                  "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Indenture Trustee for payment to the Noteholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.01) required to be made under the terms of the Notes and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Indenture Trustee by the Note Insurer, the Pool Insurer or the Holders of Notes evidencing more than 25% of the Note Balance of the Notes; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in the Notes or in this Agreement (or, if the Master Servicer is the Seller, the failure of the Seller to repurchase a Mortgage Loan as to which a breach has been established that requires a repurchase pursuant to the terms of Section 7 of the Mortgage Loan Purchase Agreement) which continues unremedied for a period of 45 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Indenture Trustee, or to the Master Servicer, the Depositor and the Indenture Trustee by the Note Insurer, the Pool Insurer or the Holders of Notes evidencing more than 25% of the Note Balance of the Notes and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and if such proceeding is being contested by the Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and


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

         liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) any failure by the Master Servicer of the Master Servicer Termination Test; or

                  (vii) any failure of the Master Servicer to make any Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date.

                  If a Master Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Indenture Trustee may, at the written direction of the Holders of Notes evidencing more than 51% of the Note Balance of the Notes (with the consent of the Note Insurer so long as there is no Note Insurer Default), or at the direction of the Note Insurer (with respect to clause (i)), or at the direction of either the Note Insurer or the Pool Insurer (with respect to clauses (ii) through (v)) or at the direction of the Controlling Insurer (with respect to clause (vi)), shall, by notice in writing to the Master Servicer, the Issuer, the Depositor and the Insurers terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (vii) hereof shall occur, the Indenture Trustee shall, by notice in writing to the Master Servicer, the Insurers, the Issuer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof and the Indenture Trustee as successor Master Servicer or a successor Master Servicer appointed in accordance with Section 6.02, shall immediately make such Advance (which Advance shall be part of Available Funds for such Payment Date) and assume, pursuant to Section 6.02, the duties of a successor Master Servicer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Notes (other than as a Holder of any Note) or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section and, without limitation, the Indenture Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Indenture Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the


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

Indenture Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Indenture Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Payment Account or any REO Account or Escrow Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 5.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 6.01, the Indenture Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Indenture Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice is received by the Indenture Trustee of any such event and such notice references the Notes, the Trust Estate or this Agreement.

                  The Indenture Trustee shall be entitled to be reimbursed by the Master Servicer (or by the Issuer if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively.

                  SECTION 6.02. Indenture Trustee to Act; Appointment of
                                Successor.

                  (a) Subject to the rights of the Insurers as set forth below, on and after the time the Master Servicer receives a notice of termination, the Indenture Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.06) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Advances pursuant to Section 4.01; provided, however, that if the Indenture Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Indenture Trustee shall not be obligated to make Advances pursuant to Section 4.01; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 6.01 shall not be considered a default by the Indenture Trustee as successor to the Master Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there shall be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, effective from and after the time the Master Servicer receives a notice of


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

termination or immediately upon assumption of the obligations to make Advances, the Indenture Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Master Servicer prior to its termination or resignation).

                  If the Master Servicer is terminated pursuant to Section 6.01 by the Note Insurer, the Note Insurer may choose a successor Master Servicer that meets the requirements of a successor Master Servicer under this Agreement, with the consent of the Pool Insurer, such consent shall not be unreasonably withheld. Alternatively, if the Master Servicer is terminated pursuant to
Section 6.01 by the Pool Insurer, the Pool Insurer may choose a successor Master Servicer that meets the requirements of a successor Master Servicer under this Agreement, with the consent of the Note Insurer, such consent shall not be unreasonably withheld.

                  Notwithstanding the above and subject to the next paragraph, in the event that neither the Note Insurer or the Pool Insurer appoints a successor Master Servicer in accordance with preceding paragraph, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans, or if the Holders of Notes evidencing more than 51% of the Note Balance of the Notes, the Note Insurer or the Pool Insurer so request in writing to the Indenture Trustee promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency (with confirmation from the Rating Agencies that such appointment shall not result in the reduction or withdrawal of the rating of any outstanding Class of Notes (without regard to the Note Insurance Policy)) and acceptable to the Note Insurer and the Pool Insurer and having a net worth of not less than $15,000,000 as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Issuer, the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Indenture Trustee shall act in such capacity as hereinabove provided.

                  In the event that the Note Insurer or Pool Insurer, as appropriate, has not selected a successor Master Servicer, upon removal or resignation of the Master Servicer, the Indenture Trustee, with the cooperation of the Depositor and the Issuer, (x) shall solicit bids for a successor Master Servicer as described below and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing


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

institutions meeting the qualifications set forth above (including the Indenture Trustee or any affiliate thereof) (including that such mortgage loan servicing institution shall be acceptable to each Rating Agency, the Note Insurer and the Pool Insurer). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Indenture Trustee, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee. Within 30 days after any such public announcement, the Indenture Trustee, with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they shall pay to obtain such servicing. The Indenture Trustee upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Indenture Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Master Servicer at the time of such sale.

                  (b) If the Master Servicer fails to remit to the Indenture Trustee for payment to the Noteholders any payment required to be made under the terms of the Notes and this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by
Section 362 of the federal Bankruptcy Code, the Indenture Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Payment Account on the related Payment Date. The Indenture Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Indenture Trustee can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Indenture Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Indenture Trustee or the deposit thereof in the Payment Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Indenture Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Payment Account; however, nothing in this Agreement shall be deemed to affect the Indenture Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Indenture Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment shall not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Indenture Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Payment Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

                  (c) If the Master Servicer is terminated pursuant to Section 6.01, then the successor Master Servicer shall not be permitted to reimburse itself directly for Advances or Servicing Advances under Section 3.05(a)(ii),
Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii) if the Master Servicer has not been fully reimbursed for its Advances and Servicing Advances, but instead the successor Master Servicer shall include such amounts in the applicable


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

remittance to the Indenture Trustee made pursuant to Section 3.04(g) to the extent of amounts on deposit in the Collection Account on the related Master Servicer Remittance Date. The Indenture Trustee is hereby authorized to pay to the terminated Master Servicer (or the related Advancing Person in accordance with Section 3.23) and the successor Master Servicer, as applicable, reimbursements for Advances and Servicing Advances from the Payment Account to the same extent each such Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or Section 3.05(a)(vii), as the case may be. All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis. At such time as the Master Servicer (or related Advancing Person) has been reimbursed for all Advances and Servicing Advances made by it, the successor Master Servicer shall no longer be required to remit in accordance with the first sentence of this Section 6.02(c) and shall then be permitted to reimburse itself directly for Advances and Servicing Advances in accordance with Section 3.05(a)(ii), Section 3.05(a)(iii), Section 3.05(a)(v) or
Section 3.05(a)(vii).

                  SECTION 6.03. Notification to Noteholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 6.01 above or any appointment of a successor to the Master Servicer pursuant to Section 6.02 above, the Indenture Trustee shall give prompt written notice thereof to Noteholders, the Note Insurers and the Pool Insurer at their respective addresses appearing in the Note Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of such an event, the Indenture Trustee shall transmit by mail to the Insurers and to all Holders of Notes notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

                  SECTION 6.04. Waiver of Master Servicer Events of Default.

         The Holders of Notes evidencing 100% of the Note Balance of the Notes (with the consent of the Note Insurer) affected by any default or Master Servicer Event of Default under clause 6.01(i) or (vii) may waive such default or Master Servicer Event of Default. The Holders of Notes evidencing more than 66% of the Note Balance of the Notes (with the consent of the Note Insurer or the Pool Insurer) affected by any default or Master Servicer Event of Default under clauses (ii) through (v) of Section 6.01 may waive such default or Master Servicer Event of Default. The Holders of Notes evidencing more than 66% of the Note Balance of the Notes (with the consent of the Controlling Insurer) affected by any default or Master Servicer Event of Default under clause (vi) of Section
6.01 may waive such default or Master Servicer Event of Default. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

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                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  SECTION 7.01. Amendment.

         This Agreement may be amended from time to time by the parties hereto (with the consent of the Note Insurer and the Pool Insurer), provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Notes (without regard to the Note Insurance Policy). Notwithstanding any of the other provisions of this Section 7.01, none of the parties hereto shall enter into any amendment that would adversely affect the rights of the Swap Provider without the prior written consent of the Swap Provider.

                  SECTION 7.02. GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 7.03. Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if when delivered to:

         (a)      in the case of the Depositor:

                    Argent Securities Inc.
                    1100 Town & Country Road, Suite 1100
                    Orange, California 92868
                    Attention: Capital Markets (telecopy number: (714) 245-0198)

         (b)      in the case of the Master Servicer:

                    Ameriquest Mortgage Company
                    1100 Town & Country Road, Suite 1100
                    Orange, California 92868
                    General Counsel (telecopy number: (714) 564-9639)

         (c)      in the case of Rating Agencies:



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

                    Moody's Investors Service, Inc.
                    4th Floor
                    99 Church Street
                    New York, New York 10007
                    Attention: Residential Mortgage Monitoring Unit

                    Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
                    55 Water Street - 41st Floor
                    New York, New York 10041
                    Attention: Asset Backed Surveillance Group

         (d)      in the case of the Owner Trustee, the Corporate Trust Office:

                    U.S. Bank Trust National Association
                    300 Delaware Avenue
                    8th Floor
                    Wilmington, Delaware 19801

         (e)      in the case of the Issuer:

                    Argent Mortgage Loan Trust 2005-W1
                    c/o U.S. Bank Trust National Association
                    300 Delaware Avenue
                    8th Floor
                    Wilmington, Delaware 19801

         (f)      in the case of the Indenture Trustee:

                    Deutsche Bank National Trust Company
                    1761 East St. Andrew Place
                    Santa Ana, California 92705
                    Attention: Trust Administration (AR0501)

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party and the Insurers. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.



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

                  SECTION 7.04. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Noteholders thereof.

                  SECTION 7.05. Third-Party Beneficiaries.

         This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Owner Trustee, the Note Insurer, the Pool Insurer, the Indenture Trustee, the Swap Provider and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder. The Indenture Trustee shall have the right to exercise all rights of the Issuer under this Agreement.

                  SECTION 7.06. Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 7.07. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 7.08. Termination.

         The respective obligations and responsibilities of the Depositor, the Master Servicer and the Issuer created hereby shall terminate upon the satisfaction and discharge of the Indenture pursuant to Section 4.10 thereof.

                  SECTION 7.09. No Petition.

         The Depositor and the Master Servicer, by entering into this Agreement, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer. This section shall survive the termination of this Agreement by one year.

                  SECTION 7.10. No Recourse.

         Each of the Depositor and the Master Servicer acknowledges that no recourse may be had against the Issuer, except as may be expressly set forth in this Agreement.



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                  SECTION 7.11. Indenture Trustee Rights.

         The Indenture Trustee shall be entitled to the same rights, protections, indemnities and immunities afforded to it under the Indenture as if specifically set forth herein.

                  SECTION 7.12. Third Party Rights.

         Each of the Insurers and the Swap Provider shall be deemed to be a third-party beneficiary to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

                  SECTION 7.13. Certain Matters Regarding the Master Servicer
                                and the Seller.

                  (a) The Seller will have the option to purchase, at any one time, 1.0% (and in any case, at least 5 Mortgage Loans) of the Mortgage Loans, by aggregate Stated Principal Balance of the Mortgage Loans as of such date, at a purchase price equal to the greater of (A) the aggregate Purchase Price of such Mortgage Loans and (B) the aggregate fair market value of such Mortgage Loans. The Mortgage Loans that may be purchased by the Seller pursuant to this paragraph will be selected by the Seller in its sole discretion.

                  (b) Notwithstanding anything to the contrary anywhere in this Agreement, the rights given to the Seller in Section 7.13(a) and the rights given to the Master Servicer in Section 7.13(b) shall terminate upon the transfer of the Certificates from the Seller or any of its Affiliates to an unaffiliated third-party.



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

                                  ARTICLE VIII

                  DUTIES OF THE MASTERSERVICER AS ADMINISTRATOR

                  SECTION 8.01. Administrative Duties.

                  (a) Duties with Respect to the Indenture. The Administrator shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Administrator shall consult with the Owner Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Indenture. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Administrator shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

                  (b) Duties with Respect to the Issuer.

                  (i) In addition to the duties of the Administrator set forth in this Agreement or any of the Basic Documents, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws (including, but not limited to, UCC filings in applicable jurisdictions and annual compliance certificates, if any), and at the request of the Owner Trustee or the Indenture Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Notes (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer, the Indenture Trustee or the Owner Trustee.

                  (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee and Certificate Paying Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated in Section 5.03 of the Trust Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Certificate Paying Agent pursuant to such provision.

                  (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer in any material respect than with terms made available to unrelated third parties.

                  (c) Tax Matters. The Administrator shall prepare, on behalf of the Owner Trustee, financial statements and such annual or other reports of the Issuer as are necessary for the preparation by the Indenture Trustee of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including, without limitation, Form 1099.

                  (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action pursuant to this Article VIII unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                           (I) the amendment of or any supplement to the
                  Indenture;

                           (II) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

                           (III) the amendment, change or modification of this
                  Agreement or any of the Basic Documents to which the Indenture Trustee or the Owner Trustee, as applicable, is a party;

                           (IV) the appointment of successor Certificate Paying
                  Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Certificate Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                           (V) the removal of the Indenture Trustee.

                  (e) Master Servicer shall act as Administrator. By execution of this Agreement, the Master Servicer agrees to be bound as Administrator and shall perform the obligations of the Administrator as described herein.

                  SECTION 8.02. Records. The Administrator shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer, the Insurers, the Indenture Trustee and the Owner Trustee at any time during normal business hours.

                  SECTION 8.03. Additional Information to be Furnished. The Administrator shall furnish to the Issuer, the Indenture Trustee, the Insurers and the Owner Trustee from time to time such additional information regarding the Mortgage Loans and the Notes as the Issuer, the Indenture Trustee, the Owner Trustee or the Insurers shall reasonably request.

                  SECTION 8.04. No Recourse to Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally, but solely as Owner Trustee of Argent Mortgage Loan Trust 2005-W1, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability of U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

                   SECTION 8.05. Termination of Certain of Swap Provider Rights.

         Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Swap Provider under this Agreement shall permanently cease to be operable upon the date on which the Interest Rate Swap Agreement has been terminated and all payments required to be made under the Interest Rate Swap Agreement have been made.

                                   ARTICLE IX

                   CERTAIN MATTERS REGARDING THE NOTE INSURER

                  SECTION 9.01. Exercise of Rights of Holder of the Class A
                                Notes.

                  Each of the Issuer, the Depositor, the Master Servicer and the Indenture Trustee, and, by accepting its Certificate, each Holder of a Class A Note, agrees that unless a Note Insurer Default has occurred and is continuing, the Note Insurer shall have the right to exercise all rights of the Holders of the Class A Notes under this Agreement without any further consent of the Holders of the Class A Notes.

                  In addition, each Class A Noteholder agrees that, unless a
Note Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Class A Noteholders only with the prior written consent of the Note Insurer.

                  SECTION 9.02. Indenture Trustee to Act Solely with Consent of
                                Note Insurer.

                  Unless a Note Insurer Default has occurred and is continuing, the Indenture Trustee shall not: (i) agree to any amendment pursuant to Section
7.01 or (ii) undertake any litigation at the request or direction of the Noteholders, without the prior written consent of the Note Insurer which consent shall not be unreasonably withheld; provided, however, nothing contained herein shall prohibit or prevent the Indenture Trustee from defending itself or the Issuer or taking any action related thereto.

                  SECTION 9.03. Trust and Accounts Held for Benefit of Note
                                Insurer.

                  The Indenture Trustee shall hold the Trust Estate and the Mortgage Files for the benefit of the Noteholders, the Swap Provider, the Note Insurer and the Pool Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Notes to the benefit of Holders of the Notes shall be deemed to include the Note Insurer and the Pool Insurer. The Indenture Trustee shall cooperate in all reasonable respects with any reasonable request by the Note Insurer or the Pool Insurer for action to preserve or enforce the Note Insurer's and Pool Insurer's rights or interests under this Agreement and the Note Insurer's rights under the Class A Notes.

                  The Master Servicer hereby acknowledges and agrees that it shall service and administer the related Mortgage Loans and any REO Properties, and shall maintain the Collection Account and any REO Account, for the benefit of the Noteholders and for the benefit of the Note Insurer, the Pool Insurer and the Swap Provider, and all references in this Agreement (including, without limitation, in Section 3.01) to the benefit of or actions on behalf of the Noteholders shall be deemed to include the Note Insurer and the Pool Insurer. Unless a Note Insurer Default has occurred and is continuing, neither the Master Servicer nor the Depositor shall undertake any litigation (other than litigation to enforce their respective rights hereunder or defend themselves against claims made against them) without the prior consent of the Note Insurer or the Pool Insurer.

                  SECTION 9.04. Claims Upon the Note Insurance Policy; Note
                                Insurance Policy Payments Account.

                  (a) If, on the second Business Day prior to a Payment Date, the Indenture Trustee determines that a Deficiency Amount for such Payment Date is greater than zero, then the Indenture Trustee shall give notice to the Note Insurer by telephone or telecopy of the amount of such Deficiency Amount. Such notice of such Deficiency Amount shall be confirmed in writing in the form set forth as Exhibit A to the Note Insurance Policy, to the Note Insurer and the fiscal agent, if any, at or before 12:00 p.m. New York time on the second Business Day prior to such Payment Date. Following receipt by the Note Insurer of such notice in such form, the Note Insurer will pay any amount payable under the Note Insurance Policy on the later to occur of (i) 12:00 noon New York time on the second Business Day following such receipt and (ii) 12:00 noon New York time on the Payment Date to which such Deficiency Amount relates, as provided in the Note Insurance Policy.

                  (b) The Indenture Trustee shall establish a segregated non-interest bearing account for the benefit of Holders of the Class A Notes and the Note Insurer referred to herein as the "Note Insurance Policy Payments Account." The Indenture Trustee shall deposit any amount paid under the Note Insurance Policy in the Note Insurance Policy Payments Account and pay such amount only for purposes of payment to Holders of Class A Notes of the Deficiency Amount or any Preference Amount in respect of a voidable preference for which a claim under the Note Insurance Policy was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Indenture Trustee or the Issuer. Amounts paid under the Note Insurance Policy shall be transferred to the Payment Account in accordance with the next succeeding paragraph and disbursed by the Indenture Trustee to Holders of Class A Notes in accordance with Section 4.01 (or, in the case of a Preference Amount in respect of a voidable preference, to the related Holders of Class A Notes as contemplated in Section 9.04(d)). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the other payments to be made to such Holders pursuant to Section 4.01. However, the amount of any payment of principal of or interest on the Class A Notes to be paid from funds transferred from the Note Insurance Policy Payments Account shall be noted as provided in paragraph (c) below by the Note Register and in the statement to be furnished to Holders of the Class A Notes pursuant to Section 4.02. Funds held in the Note Insurance Policy Payments Account shall not be invested.

                  On any Payment Date with respect to which a claim has been made under the Note Insurance Policy, the amount of any funds received by the Indenture Trustee as a result of any claim under the Note Insurance Policy, to the extent required to pay the Deficiency Amount on such Payment Date, shall be withdrawn from the Note Insurance Policy Payments Account and deposited in the Payment Account and applied by the Indenture Trustee, directly to the payment in full of the Deficiency Amount due on the Class A Notes. Funds received by the Indenture Trustee as a result of any claim under the Note Insurance Policy shall be deposited by the Indenture Trustee in the Note Insurance Policy Payments Account and used solely for payment to the Holders of the Class A Notes and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Indenture Trustee or the Issuer. Any funds remaining in the Note Insurance Policy Payments Account on the first Business Day following a Payment Date shall be remitted to the Note Insurer, pursuant to the instructions of the Note Insurer, by the end of such Business Day.

                  (c) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Insured Certificate from moneys received under the Note Insurance Policy. The Note Insurer shall have the right to inspect such records at reasonable times during normal business hours upon reasonable request to the Indenture Trustee.

                  (d) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any payment on the Notes has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Note Insurer, shall comply with the provisions of the Note Insurance Policy to obtain payment by the Note Insurer of the amount of such voided payment constituting a Preference Amount, and shall, at the time it provides notice to the Note Insurer, notify, by mail to the Holders of the affected Notes that, in the event any Noteholder's distribution is so recovered as a preference payment, such Noteholder will be entitled to payment of an amount constituting a Preference Amount pursuant to the Note Insurance Policy, a copy of which shall be made available through the Indenture Trustee, the Note Insurer and the Indenture Trustee shall furnish to the Note Insurer, if any, its records evidencing the payments which have been made by the Indenture Trustee and subsequently recovered from the Noteholders, and dates on which such payments were made.

                  (e) The Indenture Trustee shall promptly notify the Issuer and the Note Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Indenture Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any payment required to be made under the Note Insurance Policy with respect to the Class A Notes. Each Holder of the Class A Notes, by its purchase of such Notes, the Master Servicer and the Indenture Trustee hereby agree that the Note Insurer (so long as no Note Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Note Insurer shall be subrogated to the rights of the Master Servicer, the Indenture Trustee and each Holder of the Class A Notes in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

                  SECTION 9.05. Effect of Payments by Note Insurer; Subrogation.

                  Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Notes which is made with moneys received pursuant to the terms of the Note Insurance Policy shall not be considered payment of such Notes by the Issuer and shall not result in the payment of or the provision for the payment of the principal of or interest on such Notes within the meaning of Section 4.01. The Depositor, the Master Servicer, the Indenture Trustee and the Issuer acknowledge, and each Holder of an Insured Certificate by its acceptance of a such Note agrees, that without the need for any further action on the part of the Note Insurer, the Depositor, the Master Servicer or the Indenture Trustee (i) to the extent the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Notes to the Holders of such Notes, the Note Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer and (ii) the Note Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

                  The Indenture Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Note Insurer for action to preserve or enforce the Note Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                  SECTION 9.06. Notices to Note Insurer.

                  All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Noteholders shall also be sent to the Note Insurer. The Indenture Trustee shall, upon retirement of the Class A Notes, furnish to the Note Insurer a notice of such retirement, and, upon retirement of the Class A Notes and the expiration of the term of the Note Insurance Policy, surrender the Note Insurance Policy to the Note Insurer for cancellation.

                  SECTION 9.07. Indenture Trustee to Hold the Note Insurance
                                Policy.

                  The Indenture Trustee shall hold the Note Insurance Policy for the purpose of making claims thereon and distributing the proceeds thereof. The
Note Insurance Policy shall expire and terminate without any action on the part of the Note Insurer or any other Person on the date that is the later of (i) the date that is one year and one day following the date on which the Class A Notes shall have been paid in full and (ii) if any insolvency proceeding with respect to which the Issuer is the debtor has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding. Each Holder of Class A Notes, by accepting its Notes, appoints the Indenture Trustee as attorney-in-fact for the purpose of making claims on the Note Insurance Policy.

                  SECTION 9.08. Termination of Certain of Note Insurer's Rights.

                  Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Note Insurer, except in the case of any right to indemnification hereunder, shall permanently cease to be operable upon the latest to occur of (A) the date upon which the Note Balance of the Class A Notes has been reduced to zero and all distributions required to be made under the
Note Insurance Policy with respect to the Class A Notes have been made, (B) the date on which the Note Insurance Policy expires by its terms and (C) the payment in full to the Note Insurer of all amounts paid under the Note Insurance Policy plus interest at the Late Payment Rate thereon from the date such payment was made and any other amounts owing to the Note Insurer under the Note Insurance Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                 ARGENT SECURITIES INC.,
                                    as Depositor


                                 By: /s/  John P. Grazer
                                    -----------------------------------
                                    Name:  John P. Grazer
                                    Title: CFO


                                 AMERIQUEST MORTGAGE COMPANY,
                                    as Master Servicer


                                 By: /s/  John P. Grazer
                                    -----------------------------------
                                    Name:  John P. Grazer
                                    Title: EVP


                                 ARGENT MORTGAGE LOAN TRUST 2005-W1,
                                    as Issuer

                                 By: U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee

                                 By: /s/ Charles F. Pederson
                                    -----------------------------------
                                 Name:  Charles F. Pederson
                                 Title: Vice President



                                 DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                    as Indenture Trustee


                                 By: /s/ Ronaldo Reyes
                                    -----------------------------------
                                 Name:  Ronaldo Reyes
                                 Title: Vice President


                                 By: /s/ Valerie Delgado
                                    -----------------------------------
                                 Name:  Valerie Delgado
                                 Title: Assistant Vice President

STATE OF CALIFORNIA       )
                          ) ss.:
COUNTY OF ORANGE          )

                  On the ___ day of _________2005, before me, a notary public in and for said State, personally appeared ____________, known to me to be an ________________ of Argent Securities Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           ______________________________
                                                    Notary Public

[Notarial Seal]

STATE OF CALIFORNIA      )
                         ) ss.:
COUNTY OF ORANGE         )


                  On the __th day of _________ 2005, before me, a notary public in and for said State, personally appeared __________________, known to me to be a _________________ of Ameriquest Mortgage Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           ______________________________
                                                    Notary Public

[Notarial Seal]

STATE OF CALIFORNIA      )
                         ) ss.:
COUNTY OF                )



                  On the ___ day of _________ 2005, before me, a notary public in and for said State, personally appeared _________________, known to me to be an ____________________ of Deutsche Bank National Trust Company, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                           ______________________________
                                                    Notary Public

STATE OF DELAWARE        )
                         ) ss.:
COUNTY OF                )



                  On the ___ day of _________ 2005, before me, a notary public in and for said State, personally appeared _________________, known to me to be an ____________________ of U.S. Bank Trust National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                           ______________________________
                                                    Notary Public

                                    EXHIBIT A

                           FORM OF LOST NOTE AFFIDAVIT

Loan #: _______________
Borrower: _____________

                               LOST NOTE AFFIDAVIT

          I, as ____________________ of ______________________, a
_______________ corporation am authorized to make this Affidavit on behalf of
_____________________ (the "Seller"). In connection with the administration of the Mortgage Loans held by ____________________, a _________________ corporation as Seller on behalf of Ameriquest Mortgage Securities Inc. (the "Purchaser"), _____________________ (the "Deponent"), being duly sworn, deposes and says that:

     1. The Seller's address is: ---------------------
                                 ---------------------
                                 ---------------------

     2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

     3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by ________________________, a ____________ corporation pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of __________ __, _____;

     4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

     5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the "Original") has been lost;

     6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

     7. The Seller was the Seller of the Original at the time of the loss; and

     8. Deponent agrees that, if said Original should ever come into Seller's possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

     9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

     10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the "Losses") and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

     11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. _____________________, a ______________ corporation represents and warrants that it has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this ____ day, of ___________ ______.

                                      SELLER,

                                      By:
                                         -------------------------
                                             Authorized officer


          On this _____ day of ________, _____, before me appeared _________________ to me personally known, who being duly sworn did say that he is the _____________________ of ____________________ a ______________
corporation and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said corporation.

                             Signature:

                             [Seal]

                                   EXHIBIT B-1

                FORM OF INDENTURE TRUSTEE'S INITIAL CERTIFICATION

                                                 [Date]

Argent Securities Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868

Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

     Re: Sale and Servicing Agreement, dated as of April 19, 2005 among Argent Securities Inc., Argent Mortgage Loan Trust 2005-W1, Ameriquest Mortgage Company and Deutsche Bank National Trust Company, Asset-BACKED NOTES, SERIES 2005-W1
          ---------------------------------------------

Ladies and Gentlemen:

          Pursuant to Section 2.02 of the Sale and Servicing Agreement, dated as of April 19, 2005, among Argent Securities Inc. as Depositor, Argent Mortgage Loan Trust 2005-W1, as Issuer, Ameriquest Mortgage Company, as master servicer and Deutsche Bank National Trust Company as indenture trustee, we hereby acknowledge that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it or such Custodian and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan, (iii) based on its or the Custodian's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items
(1) through (3), (6), (9), (10), (13), (15) and (19) of the definition of
"Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File.

          The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, recordability, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such Mortgage Loan.

          The Indenture Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to


                                      B-1-1
determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

                                      DEUTSCHE BANK NATIONAL TRUST
                                      COMPANY, as Indenture Trustee


                                      By:
                                         ---------------------------------
                                      Name:
                                      Title:


                                      B-2-1

                                   EXHIBIT B-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                 [Date]

Argent Securities Inc.
1100 Town & Country Road, Suite 1100
Orange, California 92868

Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

     Re: Sale and Servicing Agreement, dated as of April 19, 2005 among Argent Securities Inc., Argent Mortgage Loan Trust 2005-W1, Ameriquest Mortgage Company and Deutsche Bank National Trust Company, Asset-BACKED NOTES, SERIES 2005-W1
          ---------------------------------------------


     Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received each of the documents listed in Section 2.01.

          The Indenture Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, sufficiency, recordability, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, perfection, priority, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                      DEUTSCHE BANK NATIONAL TRUST
                                      COMPANY, as Indenture Trustee


                                      By:
                                         ---------------------------------
                                      Name:
                                      Title:


                                     B-2-1

                                  EXHIBIT B-3

                   FORM OF TRUSTEE'S RECEIPT OF MORTGAGE NOTE

                                                 [Date]

Ameriquest Mortgage Securities Inc.
1100 Town & Country Road
Orange, California 92868

Ameriquest Mortgage Company
1100 Town & Country Road
Orange, California 92868

     Re: Sale and Servicing Agreement, dated as of April 19, 2005 among Argent Securities Inc., Argent Mortgage Loan Trust 2005-W1, Ameriquest Mortgage Company and Deutsche Bank National Trust Company, Asset-BACKED NOTES, SERIES 2005-W1
          ---------------------------------------------

Ladies and Gentlemen:

          Pursuant to Section 2.03 of the above-captioned Sale and Servicing Agreement, we hereby acknowledge the receipt of the original Mortgage Note for each Mortgage Loan with any exceptions thereto listed on Exhibit 1.

          Capitalized terms used but not defined herein shall have the meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                      DEUTSCHE BANK NATIONAL TRUST
                                      COMPANY, as Indenture Trustee


                                      By:
                                         ---------------------------------
                                      Name:
                                      Title:


                                      B-3-1

                                    EXHIBIT C

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT


                                SEE EXHIBIT 99.2

                                    EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

     To:   Deutsche Bank National Trust Company,
           1761 East St. Andrew Place
           Santa Ana, CA 92705-4934
           Attn: Trust Administration - AR05W1

     Re: Sale and Servicing Agreement, dated as of April 19, 2005 among Argent Securities Inc., Argent Mortgage Loan Trust 2005-W1, Ameriquest Mortgage Company and Deutsche Bank National Trust COMPANY, ASSET-BACKED NOTES, SERIES 2005-W1
               -------------------------------------------

          In connection with the administration of the Mortgage Loans held by you as Indenture Trustee pursuant to the above-captioned Sale and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Indenture Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:
--------------------

MORTGAGOR NAME. ADDRESS & ZIP CODE:
----------------------------------

REASON FOR REQUESTING DOCUMENTS (check one):
-------------------------------

_____1. Mortgage Paid in Full

_____2. Foreclosure

_____3. Substitution

_____4. Other Liquidation (Repurchases, etc.)

_____5. Nonliquidation                Reason:_______________

Address to which Indenture Trustee should deliver the Indenture Trustee's Mortgage File:

By:
   ---------------------------------
          (authorized signer)

Issuer:
       -----------------------------
Address:
        ----------------------------
Date:
     -------------------------------

INDENTURE TRUSTEE
-----------------

Deutsche Bank National Trust Company

     Please acknowledge the execution of the above request by your signature and date below:

                                      ---------------------


                                      Signature

                                      Documents returned to
                                      Indenture Trustee:

                                      ---------------------


                                      Indenture Trustee

                                   EXHIBIT E-1

        FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

          Re:    Argent Mortgage Loan Trust 2005-W1,
                 ASSET-BACKED NOTES, SERIES 2005-W1
                 ----------------------------------

          I, [identify the certifying individual], certify that:

          1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Argent Mortgage Loan Trust 2005-W1, Asset-Backed Notes, Series 2005-W1;

          2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

          3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the Sale and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

          4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the Sale and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

          5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Sale and servicing, or similar, agreement, that is included in these reports.

          In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Deutsche Bank National Trust Company.

                                      ARGENT SECURITIES INC.

                                      Date:
                                            ------------------

                                      -----------------------
                                      [Signature]
                                      [Title]


                                      E-1-1

                                   EXHIBIT E-2

                            FORM CERTIFICATION TO BE

                      PROVIDED TO DEPOSITOR BY THE TRUSTEE

          Re:   Argent Mortgage Loan Trust 2005-W1,
                ASSET-BACKED NOTES, SERIES 2005-W1
                ----------------------------------

          I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee, hereby certify to Argent Securities Inc. (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

          2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

          3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Sale and Servicing Agreement is included in these distribution reports.

          Capitalized terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement, dated April 19, 2005 (the "Sale and Servicing Agreement"), among the Depositor as depositor, Argent Mortgage Loan Trust 2005-W1, as issuer, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as indenture trustee.

                                      DEUTSCHE BANK NATIONAL TRUST
                                      COMPANY, as Indenture Trustee



                                      By:
                                         ----------------------------------
                                      Name:
                                      Title:
                                      Date:


                                     E-2-1

                                    EXHIBIT F

             ANNUAL STATEMENT OF COMPLIANCE PURSUANT TO SECTION 3.19

                             Argent Securities Inc.
                       Asset-Backed Notes, Series 2005-W1

          I, _____________________, hereby certify that I am a duly appointed __________________________ of Ameriquest Mortgage Company (the "Master Servicer"), and further certify as follows:

          1. This certification is being made pursuant to the terms of the Sale and Servicing Agreement, dated as of April 19, 2005 (the "Agreement"), among Argent Securities Inc., as depositor, Argent Mortgage Loan Trust 2005-W1, as issuer, the Master Servicer and Deutsche Bank National Trust Company, as indenture trustee.

          2. I have reviewed the activities of the Master Servicer during the preceding year and the Master Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement throughout the year.

          Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

Dated:
       -----------------

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

                                      By:
                                          ------------------------------
                                      Name:
                                      Title:


          I, _________________________, a (an) __________________ of the Master
Servicer, hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the Master Servicer and that the signature appearing above is his/her genuine signature.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.

                                      By:
                                          ------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT G

                          FORM OF NOTE INSURANCE POLICY

                             Available Upon Request

                                    EXHIBIT H

                          FORM OF POOL INSURANCE POLICY

                             Available Upon Request

                                    EXHIBIT I

                      FORM OF INTEREST RATE SWAP AGREEMENT


                              FACSIMILE COVER SHEET

To: Deutsche Bank National Trust Company, not individually, but solely as Indenture Trustee on behalf of Argent Mortgage Loan Trust 2005-W1, Asset-Backed Notes, Series 2005-W1

Attention:                     Heakyung Chung, CSFBi Marketer

Fax number:                    To be delivered by Heakyung Chung

Date:                          19 April 2005

Pages (including cover page):  7

Our Reference No: External ID: 9191198N / Risk ID: 47084058

Credit Suisse First Boston International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.


If you agree with the terms specified therein, PLEASE ARRANGE FOR THE CONFIRMATION TO BE SIGNED BY YOUR AUTHORISED SIGNATORIES and return a signed copy to this office to the facsimile listed below.



FOR INTEREST RATE PRODUCTS:                             FOR EQUITY DERIVATIVES:
Telephone Numbers: (212) 538-9370                       Telephone numbers: (212) 538-4437 / (212) 538-
Facsimile number: (917) 326-8603                        8297 / (212) 325-5119
Email: list.otc-inc-accept-ny@csfb.com                  Facsimile number: (212) 325-8173


FOR          CREDIT          DERIVATIVES:
Telephone Numbers: (212) 538-9370
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@csfb.com

We are delighted to have entered into this transaction with you.



CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON]


                                                                   19 April 2005

Deutsche Bank National Trust Company,
not individually, but solely as Indenture Trustee on behalf of Argent Mortgage Loan Trust 2005-W1,
Asset Backed Notes, Series 2005-W1
1761 East St. Andrew Place
Santa Ana
California 92705-4934

()       EXTERNAL ID: 9191198N


---------------------------------------------------------------------------

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.


     1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 ISDA Definitions.


     This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 19 April 2005 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     CSFBi and Counterparty each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

In this Confirmation "CSFBi" means Credit Suisse First Boston International and "Counterparty" means Deutsche Bank National Trust Company, not individually, but solely as Indenture Trustee on behalf of the Indenture Trust.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

          Notional Amount:             USD 2,500,000,000, subject to
                                       amortisation as set out in the Additional
                                       Terms

          Trade Date:                  7 April 2005

          Effective Date:              19 April 2005



          Termination Date:            25 July 2009

     Fixed Amounts:

          Fixed Rate Payer:            Counterparty

          Fixed Rate Payer
          Payment Date:                The 25th of each month, commencing on 25
                                       May 2005, and ending on 25 July 2009,
                                       inclusive, subject to adjustment in
                                       accordance with the Following Business
                                       Day Convention, using No Adjustment of
                                       Period End Dates.



          Fixed Rate:                  4.0995%

          Fixed Rate
          Day Count Fraction:          30/360

     Floating Amounts:

          Floating Rate Payer:         CSFBi

          Floating Rate
          Payment Dates:               The 25th of each month, commencing on 25
                                       May 2005, and ending on 25 July 2009,
                                       inclusive, subject to adjustment in
                                       accordance with the Modified Following
                                       Business Day Convention, except for the
                                       final Period End Date where no adjustment shall be made.

          Floating Rate Option:        USD-LIBOR-BBA

          Designated Maturity:         1 month; provided however, that in
                                       respect of the initial Calculation
                                       Period, Linear Interpolation shall apply based upon a Designated Maturity of 1 month and a Designated Maturity of 2
                                       months.

          Spread:                      None

          Floating Rate
          Day Count Fraction:          Actual/360

          Reset Dates:                 The first day of each Calculation Period

          Compounding:                 Inapplicable

     Business Days:                    New York

     Calculation Agent:                CSFBi

     Account Details:

          Payments to CSFBi:           As advised separately in writing


          Payments to Counterparty:    Deutsche Bank
                                       ABA#021001033
                                       Acct.#01419663
                                       Acct. Name: NYLTD Funds Control -
                                       Stars West
                                       Ref.: Argent Mortgage Loan Trust 2005-W1



Credit Suisse First Boston International is authorised and regulated by the Financial Services Authority and has entered into this Transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Deutsche Bank National Trust Company, not individually or personally but solely as Indenture Trustee on behalf of Argent Mortgage Loan Trust 2005-W1, Asset-Backed Notes, Series 2005-W1 in the exercise of the powers and authority conferred and vested in it under the Indenture, (ii) each of the representations, undertakings and agreements herein made on the part of the Indenture Trust is made and intended not as personal representations, undertakings and agreements by Deutsche Bank National Trust Company but is made and intended for the purpose of binding only the Indenture Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Deutsche Bank National Trust Company be personally liable for the payment of any indebtedness or expenses of the Indenture Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Indenture Trust under this Confirmation or any other related documents.

                                ADDITIONAL TERMS

---------------------------------------------------------------------------
           CALCULATION PERIOD UP TO BUT               NOTIONAL AMOUNT
            EXCLUDING THE PAYMENT DATE                   ( IN USD)
              SCHEDULED TO OCCUR ON:
---------------------------------------------------------------------------
                  May 25, 2005                      $2,500,000,000.00
---------------------------------------------------------------------------
                 June 25, 2005                      $2,470,600,630.40
---------------------------------------------------------------------------
                 July 25, 2005                      $2,434,458,206.28
---------------------------------------------------------------------------
                August 25, 2005                     $2,391,629,421.34
---------------------------------------------------------------------------
               September 25, 2005                   $2,342,223,674.46
---------------------------------------------------------------------------
                October 25, 2005                    $2,286,404,614.77
---------------------------------------------------------------------------
               November 25, 2005                    $2,224,390,959.46
---------------------------------------------------------------------------
               December 25, 2005                    $2,156,456,678.18
---------------------------------------------------------------------------
                January 25, 2006                    $2,082,930,874.44
---------------------------------------------------------------------------
               February 25, 2006                    $2,005,666,066.28
---------------------------------------------------------------------------
                 March 25, 2006                     $1,925,058,155.92
---------------------------------------------------------------------------
                 April 25, 2006                     $1,847,281,221.50
---------------------------------------------------------------------------
                  May 25, 2006                      $1,772,688,721.36
---------------------------------------------------------------------------
                 June 25, 2006                      $1,701,148,894.57
---------------------------------------------------------------------------
                 July 25, 2006                      $1,632,535,475.44
---------------------------------------------------------------------------
                August 25, 2006                     $1,566,727,463.08
---------------------------------------------------------------------------
               September 25, 2006                   $1,503,608,900.54
---------------------------------------------------------------------------
                October 25, 2006                    $1,443,068,663.32
---------------------------------------------------------------------------
               November 25, 2006                    $1,385,000,256.80
---------------------------------------------------------------------------
               December 25, 2006                    $1,329,301,622.13
---------------------------------------------------------------------------
                January 25, 2007                    $1,275,874,950.35
---------------------------------------------------------------------------
               February 25, 2007                    $1,223,953,865.63
---------------------------------------------------------------------------
                 March 25, 2007                      $533,709,733.96
---------------------------------------------------------------------------
                 April 25, 2007                      $445,264,565.20
---------------------------------------------------------------------------
                  May 25, 2007                       $411,298,359.64
---------------------------------------------------------------------------
                 June 25, 2007                       $381,364,717.34
---------------------------------------------------------------------------
                 July 25, 2007                       $366,224,147.52
---------------------------------------------------------------------------
                August 25, 2007                      $352,803,348.06
---------------------------------------------------------------------------
               September 25, 2007                    $339,901,162.28
---------------------------------------------------------------------------
                October 25, 2007                     $327,496,405.59
---------------------------------------------------------------------------
               November 25, 2007                     $315,568,803.73
---------------------------------------------------------------------------
               December 25, 2007                     $304,098,952.01
---------------------------------------------------------------------------
                January 25, 2008                     $293,068,276.44
---------------------------------------------------------------------------
                February 25,2008                     $282,458,996.62
---------------------------------------------------------------------------
                 March 25, 2008                      $198,733,174.36
---------------------------------------------------------------------------
                 April 25, 2008                      $186,309,676.44
---------------------------------------------------------------------------
                  May 25, 2008                       $180,631,801.30
---------------------------------------------------------------------------
                 June 25, 2008                       $175,125,553.38
---------------------------------------------------------------------------
                 July 25, 2008                       $169,785,777.49
---------------------------------------------------------------------------
                August 25, 2008                      $164,607,472.50
---------------------------------------------------------------------------
               September 25, 2008                    $159,585,786.78
---------------------------------------------------------------------------
                October 25, 2008                     $154,716,013.78
---------------------------------------------------------------------------

---------------------------------------------------------------------------
           CALCULATION PERIOD UP TO BUT               NOTIONAL AMOUNT
            EXCLUDING THE PAYMENT DATE                   ( IN USD)
              SCHEDULED TO OCCUR ON:
---------------------------------------------------------------------------
               November 25, 2008                     $149,993,587.62
---------------------------------------------------------------------------
               December 25, 2008                     $145,414,079.01
---------------------------------------------------------------------------
                January 25, 2009                     $140,973,191.10
---------------------------------------------------------------------------
               February 25, 2009                     $136,666,755.57
---------------------------------------------------------------------------
                 March 25, 2009                      $132,490,728.80
---------------------------------------------------------------------------
                 April 25, 2009                      $128,441,188.15
---------------------------------------------------------------------------
                  May 25, 2009                       $124,514,328.34
---------------------------------------------------------------------------
                 June 25, 2009                       $120,706,457.99
---------------------------------------------------------------------------
                 July 25, 2009                       $117,013,996.19
---------------------------------------------------------------------------

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.


                                      Yours faithfully,

         Credit Suisse First Boston International



                                      By:
                                         -----------------------------
                                         Name:
                                         Title:



Confirmed as of the date first written above:



By Deutsche Bank National Trust Company, not individually, but solely as Indenture Trustee on behalf of Argent Mortgage Loan Trust 2005-W1,
Asset-Backed Notes, Series 2005-W1

By:
   --------------------------------
   Name:
   Title:

 (MULTICURRENCY                 -                 CROSS                 BORDER)

                                     ISDA(R)
                  International Swap Dealers Association, Inc.


                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT


                           dated as of April 19, 2005

                                     between





                                                                    DEUTSCHE BANK NATIONAL TRUST
                                                                   COMPANY, NOT INDIVIDUALLY, BUT
       CREDIT SUISSE FIRST BOSTON               and                SOLELY AS INDENTURE TRUSTEE ON
             INTERNATIONAL                                            BEHALF OF ARGENT MORTGAGE
                                                                  LOAN TRUST 2005-W1, ASSET-BACKED
                                                                        NOTES, SERIES 2005-W1
---------------------------------------                       -----------------------------------------
                -------                                                         -------
              ("Party A")                                                     ("Party A")


                                     PART 1

                             TERMINATION PROVISIONS.

(a) "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

     Section 5(a)(v),      Not Applicable
     Section 5(a)(vi),     Not Applicable
     Section 5(a)(vii),    Not Applicable
     Section 5(b)(iv),     Not Applicable

and in relation to Party B for the purpose of:

     Section 5(a)(v),      Not Applicable
     Section 5(a)(vi),     Not Applicable

     Section 5(a)(vii),    Not Applicable
     Section 5(b)(iv),     Not Applicable

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) CERTAIN EVENTS OF DEFAULT. The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in
     Section 14 is deemed to be modified accordingly:

       Section 5(a)(i) (FAILURE TO PAY OR DELIVER) will apply to Party A and Party B.
       Section 5(a)(ii) (BREACH OF AGREEMENT) will not apply to Party A or Party B.
       Section 5(a)(iii) (CREDIT SUPPORT DEFAULT) will not apply to Party A or Party B. Section 5(a)(iv) (MISREPRESENTATION) will not apply to Party A or Party B.
       Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION) will not apply to Party A or Party B.
       Section 5(a)(vi) (CROSS DEFAULT) will not apply to Party A or Party B.
       Section 5(a)(vii) (BANKRUPTCY) will apply to Party A and Party B; PROVIDED that clause (2) thereof shall not apply to Party B.
       Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION) will apply to Party A and will not apply to Party B.

(d) TERMINATION EVENTS. The following Termination Events will apply to the parties as specified below:

       Section 5(b)(i) (ILLEGALITY) will apply to Party A and Party B.
       Section 5(b)(ii) (TAX EVENT) will apply to Party A and Party B.
       Section 5(b)(iii) (TAX EVENT UPON MERGER) will apply to Party A and will not apply to Party B.
       Section 5(b)(iv) (CREDIT EVENT UPON MERGER) will not apply to Party A or Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(f)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:

     (i) Market Quotation will apply.

     (ii) The Second Method will apply.

(g)  "TERMINATION CURRENCY" means United States Dollars.

(h) ADDITIONAL TERMINATION EVENTS. The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):

     (i) Party A fails to comply with the Downgrade Provisions as set forth in
     Part 5(b). For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(i).

     (ii)  The Trust is terminated.

     (iii) The Sale and Servicing Agreement, dated as of April 19, 2005 among Argent Securities Inc., Argent Mortgage Loan Trust 2005-W1, Ameriquest Mortgage Company and Deutsche Bank National Trust Company (the "Sale and Servicing Agreement"), the Indenture dated as of April 19, 2005, between Argent Mortgage Loan Trust 2005-W1 and Deutsche Bank National Trust Company (the "Indenture") or other Basic Document is amended or modified without the prior written consent of Party A, where such consent is required under the terms of the Basic Documents.

     (iv)  The Notes are redeemed pursuant to Sections 8.07 of the Indenture.

     (v)   The Indenture Trust is terminated.

                                     PART 2

                              TAX REPRESENTATIONS.

(a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, PROVIDED that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under
     Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

     (i)  Party A makes the following representation to Party B:

          (A) Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized UK bank as defined in
               Section 840A of the UK Income and Corporation Taxes Act of 1988.

          (B) Party A has been approved as a Withholding Foreign Partnership by the US Internal Revenue Service.

          (C) Party A's Withholding Foreign Partnership Employer Identification Number is 98-0330001.

          (D) Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the Internal Revenue Code.

     (ii) Party B represents that it is the indenture trustee under a trust created under under the Indenture (the "Indenture Trust").

                                     PART 3

                         AGREEMENT TO DELIVER DOCUMENTS.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents or certificates to be delivered are:--

----------------------- ---------------------------------- ---------------------------------------------
PARTY REQUIRED          FORM/DOCUMENT/CERTIFICATE          DATE BY WHICH TO BE DELIVERED
TO DELIVER
DOCUMENT
----------------------- ---------------------------------- ---------------------------------------------
Party A                 U.S. Internal Revenue Service      (i) Before the first Payment Date under this
                        Form W-8IMY and any successor      Agreement, such form to be updated at the
                        form thereto                       beginning of each succeeding three-
                                                           calendar-year period after the first payment
                                                           date under this Agreement, (ii) promptly
                                                           upon reasonable demand by Party B, and
                                                           (iii) promptly upon learning that any such
                                                           Form previously provided by Party A has
                                                           become obsolete or incorrect.
----------------------- ---------------------------------- ---------------------------------------------


(b) Other documents to be delivered are:--


---------------- -------------------------------------------------------------- ----------------------- -------------------
PARTY REQUIRED                     FORM/DOCUMENT/CERTIFICATE                        DATE BY WHICH           COVERED BY
  TO DELIVER                                                                       TO BE DELIVERED          SECTION 3(D)
   DOCUMENT                                                                                               REPRESENTATION
---------------- -------------------------------------------------------------- ----------------------- -------------------
Party A          Certified copy of the Board of Directors resolution            Concurrently            Yes
and Party        (or equivalent authorizing documentation) which                with the
B                sets forth the authority of each signatory to this             execution and
                 Agreement and each Credit Support Document (if                 delivery of this
                 any) signing on its behalf and the authority of such           Agreement.
                 party to enter into Transactions contemplated and
                 performance of its obligations hereunder.
---------------- -------------------------------------------------------------- ----------------------- -------------------


                                       23




---------------- -------------------------------------------------------------- ----------------------- -------------------
Party A and      Incumbency Certificate (or, if available the current           Concurrently            Yes
Party B          authorized signature book or equivalent                        with the
                 authorizing documentation) specifying the names,               execution and
                 titles, authority and specimen signatures of the               delivery of this
                 persons authorized to execute this Agreement                   Agreement
                 which sets forth the specimen signatures of each               unless previously
                 signatory to this Agreement, each Confirmation                 delivered and
                 and each Credit Support Document (if any) signing              still in full force
                 on its behalf.                                                 and effect.
---------------- -------------------------------------------------------------- ----------------------- -------------------
Party A and B    An opinion of counsel to such party reasonably                 Concurrently            No
                 satisfactory in form and substance to the other                with the
                 party.                                                         execution and
                                                                                delivery of the
                                                                                Agreement
                                                                                unless previously
                                                                                delivered and
                                                                                still in full force
                                                                                and effect.
---------------- -------------------------------------------------------------- ----------------------- -------------------
Party B          An executed copy of the Sale and Servicing                     Within 30 days          Yes
                 Agreement.                                                     after the date of
                                                                                this Agreement.
---------------- -------------------------------------------------------------- ----------------------- -------------------

                                     PART 4.

                                 MISCELLANEOUS.

(a)  ADDRESSES FOR NOTICES. For the purposes of Section 12(a) of this Agreement:

     Party A:

     (1) Address for notices or communications to Party A (other than by facsimile):-

          Address:   One Cabot Square     Attention:   (1) Head of Credit Risk
                                                           Management;
                     London E14 4QJ                    (2) Managing Director -
                     England                               Operations
                                                           Department;
                                                       (3) Managing Director -
                                                           Legal Department


         Telex No.:264521                 Answerback:      CSFBI G

         (For all purposes.)


               (2) For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-


          Facsimile No.: 44 20 7888 2686
          Attention:     Managing Director - Legal Department

          Telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028
          Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary

     Party B:   Argent Mortgage Loan Trust 2005-W1
                c/o Deutsche Bank National Trust Company
                1761 East St Andrew Place
                Santa Ana
                California 92705-4934
                Attn: Trust Administration -AR0501
                Telephone No.: (714) 247 6000
                Facsimile No.: (714) 247 6478
(b) PROCESS AGENT. For the purposes of Section 13(c) of this Agreement:

     Party A appoints as its Process Agent:

                Credit Suisse First Boston LLC
                Eleven Madison Avenue
                New York, NY 10010

                Attention:   General Counsel
                             Legal and Compliance Department

     Party B appoints as its Process Agent:  Not Applicable.

(c) OFFICES. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

(d)  MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement:

     Party A is not a Multibranch Party.
     Party B is not a Multibranch Party.

(e)  CALCULATION AGENT. The Calculation Agent is Party A.

(f)  CREDIT SUPPORT DOCUMENT. Credit Support Document means

     With respect to Party A:  The Credit Support Annex.

     With respect to Party B:  The Sale and Servicing Agreement.

(g)  CREDIT SUPPORT PROVIDER.

     Credit Support Provider means in relation to Party A: Not Applicable. Credit Support Provider means in relation to Party B: Not Applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligation Law Sections 5-1401 and 5-1402).

(i) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

(j) "AFFILIATE." Each of Party A and Party B shall be deemed to have no Affiliates.

(k) JURISDICTION. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.

(l) WAIVER OF JURY TRIAL. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(m) CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(n) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

                                     PART 5.

                                OTHER PROVISIONS.

(a)  DEFINITIONS.

     This Agreement, including each Confirmation and each Swap Transaction, is subject to the 2000 ISDA Definitions, as amended, supplemented, updated, and superseded from time to time (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") and will be governed in all respects by the Definitions (except that references to "Swap Transactions" shall be deemed to be references to "Transactions"). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail (and, in the event of any inconsistency between any Confirmation and the Definitions, the Confirmation will control). Any reference in a Confirmation to any Definitions which are amended or supplemented in this Schedule shall be deemed to be a reference to such Definitions as so amended or supplemented, unless the Confirmation states, by specific reference to any such amendment or supplement, that such amendment or supplement will not apply in respect of the Transaction to which such Confirmation relates. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the Sale and Servicing Agreement.

4.             (b) DOWNGRADE PROVISIONS.


     (1) It shall be a collateralization event (COLLATERALIZATION EVENT) if (A) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A1" by Moody's Investors Service, Inc. (MOODY'S) or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "A-1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (S&P) or (ii) if Party A does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A+" by S&P. For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Collateralization Event, this Agreement and each Transaction hereunder shall continue to qualify as a Swap Agreement for purposes of the distribution priorities in Section 4.01 of the Sale and Servicing Agreement. During any period in which a Collateralization Event is occurring, Party A shall, at its own expense, either (i) post collateral according to the terms of the 1994 ISDA Credit Support Annex between Party A and Party B, dated as of April 19, 2005, including Paragraph 13, thereof (the "Credit Support Annex"), or (ii) obtain a substitute counterparty that (a) is reasonably acceptable to Party B and satisfies the Rating Agency Condition, (b) satisfies the Hedge Counterparty Ratings Requirement (as defined herein) and (c) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party
     B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, PROVIDED that such substitute counterparty, as of the date of such assumption or replacement, will not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement will not lead to a termination event or event of default occurring under the Agreement or new transactions, as applicable. To the extent that Party A elects or is required to post collateral pursuant to this Part 5(b)(1), Party A shall request its legal counsel to deliver to each applicable Rating Agency within thirty (30) calendar days of the occurrence of such Collateralization Event an opinion as to the enforceability of the ISDA Credit Support Annex.

     (2) It shall be a ratings event (RATINGS EVENT) if at any time after the date hereof Party A shall fail to satisfy the Hedge Counterparty Ratings Threshold. HEDGE COUNTERPARTY RATINGS THRESHOLD shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "BBB-" by S&P, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade), and
     (C) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "A+" by Fitch, Inc. (FITCH) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party B are rated at least "F1" by Fitch. For the avoidance of all doubts, the parties hereby acknowledge and agree that notwithstanding the occurrence of a Ratings Event, this Agreement and each Transaction hereunder shall continue to qualify as a Swap Agreement for purposes of the distribution priorities in Section 4.01 of the Sale and Servicing Agreement and Section 5.04 of the Indenture.

     (3) Following a Ratings Event, Party A shall take the following actions:

         (A) PARTY A, AT ITS SOLE EXPENSE, SHALL (I) COMMENCE ACTIVELY TO SEEK TO OBTAIN A SUBSTITUTE COUNTERPARTY THAT (A) SATISFIES THE RATING AGENCY CONDITION, (B) SATISFIES THE HEDGE COUNTERPARTY RATINGS REQUIREMENT AND (C) ASSUMES THE OBLIGATIONS OF PARTY A UNDER THIS AGREEMENT (THROUGH AN ASSIGNMENT AND ASSUMPTION AGREEMENT IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO PARTY B) OR REPLACES THE OUTSTANDING TRANSACTIONS HEREUNDER WITH TRANSACTIONS ON IDENTICAL TERMS, EXCEPT THAT PARTY A SHALL BE REPLACED AS COUNTERPARTY, PROVIDED THAT SUCH SUBSTITUTE COUNTERPARTY, AS OF THE DATE OF SUCH ASSUMPTION OR REPLACEMENT, WILL NOT, AS A RESULT THEREOF, BE REQUIRED TO WITHHOLD OR DEDUCT ON ACCOUNT OF TAX UNDER THE AGREEMENT OR THE NEW TRANSACTIONS, AS APPLICABLE, AND SUCH ASSUMPTION OR REPLACEMENT WILL NOT LEAD TO A TERMINATION EVENT OR EVENT OF DEFAULT OCCURRING UNDER THE AGREEMENT OR NEW TRANSACTIONS, AS APPLICABLE, AND (II) BE REQUIRED TO POST COLLATERAL AS SET FORTH IN (B) BELOW;

         (B) IF PARTY A HAS NOT OBTAINED A SUBSTITUTE COUNTERPARTY AS SET FORTH IN (3)(A) ABOVE WITHIN 30 DAYS (OR, IN THE CASE OF A FAILURE TO MEET THE REQUIREMENTS OF SUBPARAGRAPH (A) OF THE DEFINITION OF "HEDGE COUNTERPARTY RATINGS THRESHOLD", AS SOON AS COMMERCIALLY PRACTICABLE AFTER SUCH FAILURE) OF THE RATINGS EVENT, THEN PARTY A SHALL CONTINUE TO SEEK A SUBSTITUTE COUNTERPARTY AND, ON OR PRIOR TO THE EXPIRATION OF SUCH PERIOD, POST COLLATERAL ACCORDING TO THE TERMS OF THE CREDIT SUPPORT ANNEX. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF PARTY A IS REQUIRED TO TRANSFER ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT PURSUANT TO THIS PART 5(B)(3) AS A RESULT OF A RATING ISSUED BY S&P, PARTY A SHALL, AT ALL TIMES PRIOR TO SUCH TRANSFER, BE REQUIRED TO POST COLLATERAL IN ACCORDANCE WITH (I) THE TERMS OF THE CREDIT SUPPORT ANNEX OR (II)

          AN AGREEMENT WITH PARTY B PROVIDING FOR THE POSTING OF COLLATERAL, WHICH AGREEMENT SHALL SATISFY THE RATING AGENCY CONDITION SPECIFIED IN
          PART 5(N) BELOW AND REQUIRE PARTY A TO POST THE REQUIRED COLLATERAL.

          HEDGE COUNTERPARTY RATINGS REQUIREMENT shall mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the substitute counterparty are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the substitute counterparty are rated at least "A+" by S&P, (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "P-1" by Moody's (and if rated "P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty does not have a short-term debt rating from Moody's, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade), and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A+" by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "F1" by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

(c) Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

     (vi) ELIGIBLE CONTRACT PARTICIPANT. It is an "eligible contract participant" as defined in section 1a(12) of the U.S. Commodity Exchange Act.

     (vii) INDIVIDUAL NEGOTIATION. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

     (viii) RELATIONSHIP BETWEEN PARTY A AND PARTY B. Subject as provided in
     Part 5(g), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

          (1) PRINCIPAL. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

          (2) NON-RELIANCE. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

          (3) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

          (4) STATUS OF PARTIES. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d)  Section 4 is hereby amended by adding the following new agreement:

          (f) ACTIONS AFFECTING REPRESENTATIONS. Party B agrees not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, Party B will immediately give written notice thereof to Party A.

(e) SECTION 1(C). For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.

(f) TRANSFER. Neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; PROVIDED, HOWEVER, that
(i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer this Agreement to any Person, including, without limitation, another of Party A's offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days' prior written notice to Party B; PROVIDED that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to
Section 2(d)(i)(4) of this Agreement in respect of such Tax; (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no such transfer shall be made unless Party A obtains a written acknowledgment from each of the Rating Agencies (as defined in the Sale and Servicing Agreement) that, notwithstanding such transfer, the then-current ratings of the Notes will not be reduced or withdrawn.

Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the Transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(g) TRUSTEE CAPACITY. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Deutsche Bank National Trust Company, not individually or personally but solely as Indenture Trustee on behalf of the Indenture Trust in the exercise of the powers and authority conferred and vested in it under the Indenture, (ii) each of the representations, undertakings and agreements herein made on the part of the Indenture Trust is made and intended not as personal representations, undertakings and agreements by Deutsche Bank National Trust Company but is made and intended for the purpose of binding only the Indenture Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Deutsche Bank National Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Indenture Trust under this Agreement or any other related documents.

     Party B represents that:

          (i) Status. Deutsche Bank National Trust Company (the "Indenture Trustee") is indenture trustee of the Indenture Trust whose appointment is valid and effective both under the laws of the State of New York and under the Indenture, and the Indenture Trustee has the power to own assets in its capacity as indenture trustee of the Indenture Trust.

          (ii) Powers. In its capacity as indenture trustee of the Indenture Trust, the Indenture Trustee has power under the Indenture to execute this Agreement and any other documentation relating to this Agreement to which the Indenture Trust is party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations (on behalf of the Indenture Trust) under this Agreement and any obligations (on behalf of the Indenture Trust) it has under any Credit Support Document to which the Indenture Trust is party and has taken all necessary action to authorize such execution, delivery and performance;

          (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to the Indenture Trustee or the Indenture Trust, any provision of the Sale and Servicing Agreement or the Indenture, any order or judgment of any court or other agency of government applicable to the Indenture Trustee, the Indenture Trust or any assets of the Indenture Trust, or any contractual restriction binding on or affecting the Trustee, the Indenture Trust or any assets of the Indenture Trust;

          (iv) Consents. All governmental and other consents that are required have been obtained by the Indenture Trustee with respect to this Agreement or any Credit Support Document to which the Indenture Trustee is party have been obtained and are in full force and effect and all conditions of such consents have been complied with; and

          (v) Obligations Binding. The obligation of the Indenture Trust under this Agreement and any Credit Support Document to which the Indenture Trust is party constitute legal, valid and binding obligations of the Indenture Trust, enforceable against the Indenture Trust in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or law)) and no circumstances are known to the Indenture Trustee which would or might prevent the Indenture Trustee from having recourse to the assets of the Indenture Trust for the purposes of meeting such obligations.

(h) PROCEEDINGS. Without impairing any right afforded to it under the Sale and Servicing Agreement or the Indenture as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against the Indenture Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Notes. Nothing shall preclude, or be deemed to stop, Party A
     (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

(i) CHANGE OF ACCOUNT. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

     "to another account in the same legal and tax jurisdiction as the original account"

(j)  SALE AND SERVICING AGREEMENT AND INDENTURE.

     (1) Capitalized terms used in this Agreement that are not defined herein and are defined in the Sale and Servicing Agreement shall have the respective meanings assigned to them in the Sale and Servicing Agreement.

     (2) Party B will provide at least ten days' prior written notice to Party A of any proposed amendment or modification to the Sale and Servicing Agreement or the Indenture.

(k) SET-OFF. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement. The provisions for set off set forth in
     Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(l) NOTICE OF CERTAIN EVENTS OR CIRCUMSTANCES. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); PROVIDED that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m) REGARDING PARTY A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Notes; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Notes, the Sale and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence.

(n) AMENDMENT. This Agreement will not be amended unless Party B shall have received prior written confirmation from each of the Rating Agencies that such amendment will not cause any of the Rating Agencies to downgrade or withdraw its then-current ratings of any outstanding Notes (without regard to the Note Policy).

(o) RATING AGENCY CONDITION. For purposes of this Agreement, "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with any of the Rating Agencies then providing a rating of the Notes and receive from the relevant Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Notes (without regard to the Note Policy).

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.



                                                   DEUTSCHE BANK NATIONAL
                                                   TRUST COMPANY, NOT IN ITS
                                                   INDIVIDUAL CAPACITY, BUT
                                                   SOLELY AS INDENTURE TRUSTEE
                                                   ON BEHALF OF ARGENT
CREDIT SUISSE FIRST BOSTON                         MORTGAGE LOAN TRUST 2005-W1,
INTERNATIONAL                                      ASSET-BACKED NOTES, SERIES
                                                   2005-W1

        ("Party A")                                        ("Party B")


By:-----------------------
Name:
Title:


By:                                                By:
   -----------------------                            -----------------------
Name:                                              Name:
Title:                                             Title:

(MULTICURRENCY - CROSS BORDER)


                                     ISDA(R)
                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                           dated as of April 19, 2005

                                       and


                                                 DEUTSCHE BANK NATIONAL TRUST
                                                COMPANY, NOT IN ITS INDIVIDUAL
                                                   CAPACITY, BUT SOLELY AS
      CREDIT SUISSE FIRST BOSTON                 INDENTURE TRUSTEE ON BEHALF
            INTERNATIONAL                          OF ARGENT MORTGAGE LOAN
                                                 TRUST 2005-W1, ASSET-BACKED
                                                    NOTES, SERIES 2005-W1
--------------------------------------         ---------------------------------
                -------                                      -------
              ("Party A")                                  ("Party B")

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: -

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement'), and the parties would not otherwise enter into any Transactions.

2.   OBLIGATIONS

(a)  GENERAL CONDITIONS.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.



                                                     DEUTSCHE BANK NATIONAL
                                                     TRUST COMPANY NOT IN ITS
                                                     INDIVIDUAL CAPACITY, BUT
                                                     SOLELY AS INDENTURE
                                                     TRUSTEE ON BEHALF OF
                                                     ARGENT MORTGAGE LOAN
                                                     TRUST 2005-W1, ASSET -
     CREDIT SUISSE FIRST BOSTON                      BACKED NOTES, SERIES 2005-
     INTERNATIONAL                                   W1




           (NAME OF PARTY)                                (NAME OF PARTY)


     BY:                                             BY:
     -----------------------------                   --------------------------

     Name:                                           Name:

     Title:                                          Title:

     Date:                                           Date:

     BY:
     -----------------------------

     Name:

     Title:

     Date:

                             ELECTIONS AND VARIABLES

                        TO THE ISDA CREDIT SUPPORT ANNEX
                           DATED AS OF APRIL 19, 2005
                                     BETWEEN

                                      CREDIT SUISSE FIRST BOSTON INTERNATIONAL
                                      AND               DEUTSCHE BANK NATIONAL
                                      TRUST COMPANY, NOT INDIVIDUALLY, BUT
                                      SOLELY AS INDENTURE TRUSTEE ON BEHALF OF
                                      ARGENT MORTGAGE LOAN TRUST 2005-W1,
                                      ASSET-BACKED NOTES, SERIES 2005-W1

                                                  ("PARTY A")
                                                              ("PARTY B")


PARAGRAPH 13.

(a)  SECURITY INTEREST FOR "OBLIGATIONS".

     The term "OBLIGATIONS" as used in this Annex includes the following additional obligations:

     With respect to Party A: None.

     With respect to Party B: None.

(b)  CREDIT SUPPORT OBLIGATIONS.

     (i)  DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

     (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a), except that the words "upon a demand made by the Secured Party" shall be deleted and the word "that" on the second line of Paragraph 3(a) shall be replaced with the word "a". Paragraph 4(b) is hereby amended by the insertion of the words "(i) in respect of a Transfer pursuant to Paragraph 3(b)," immediately prior to the words "if a demand for" and the insertion of the words "; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Local Business Day following the Valuation Date" immediately prior to the period.

     (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

     (C) "CREDIT SUPPORT AMOUNT" for a Valuation Date shall mean one of the following depending on whether or not the specified events have occurred on such Valuation Date:-

               (i) if a Collateralization Event has not occurred, or has occurred but is not continuing, "CREDIT SUPPORT AMOUNT" shall mean zero (0);

               (ii) if a Collateralization Event has occurred other than
                    pursuant to Part 5(b)(1)(C) and is continuing, "CREDIT SUPPORT AMOUNT" shall mean an amount in USD equal to the greater of (a) 2.5% of the Notional Amount of the Transaction on such date plus the Secured Party's Exposure and (b) an amount equal to the Floating Amount payable by Party A in respect of the first Floating Rate Payer Payment Date scheduled to occur on or after the date on which the Delivery Amount as a result of such Collateralization Event is due;

              (iii) if a Collateralization Event has occurred pursuant to Part
                    5(b)(1)(C) and is continuing, "CREDIT SUPPORT AMOUNT" shall mean an amount in USD equal to the sum of (a) the greater of Party B's Exposure and zero, and (b) the Notional Volatility Buffer. NOTIONAL VOLATILITY BUFFER, as determined by the Valuation Agent for any date, means the product of (i) the Notional Amount of the Transaction on such date, (ii) multiplied by the Volatility Buffer Percentage for such date as set out in the table below on such date,


                    -------------------------------------- ------------------------------------
                       PARTY A S&P RATING ON SUCH DATE        VOLATILITY BUFFER PERCENTAGE
                    -------------------------------------- ------------------------------------

                    -------------------------------------- ------------------------------------
                    S&P S-T Rating of A-1 or above                        0.00%
                    -------------------------------------- ------------------------------------
                    S&P S-T Rating of A-2                                 4.75%
                    -------------------------------------- ------------------------------------
                    S&P S-T Rating of A-3                                 6.75%
                    -------------------------------------- ------------------------------------
                    S&P L-T Rating of BB+ or lower                        7.50%
                    -------------------------------------- ------------------------------------

                    L-T RATING means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Person.

                    S-T RATING means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Person.

     (ii) ELIGIBLE COLLATERAL. On any date, the following items will qualify as "ELIGIBLE COLLATERAL" for Party A:


                                                                                        VALUATION
                                                                                        PERCENTAGE

          (A)  Cash 100%


          (B)      negotiable debt obligations issued                                   98.5%
                   after 18 July 1984 by the U.S. Treasury Department


                                       12



                   having a residual maturity on such date
                   of less than 1 year

          (C)      negotiable debt obligations issued                                   93.6%
                   after 18 July 1984 by the U.S. Treasury Department
                   having a residual maturity on such date
                   equal to or greater than
                   1 year but less than 5 years

          (D)      negotiable debt obligations issued                                   89.9%
                   after 18 July 1984 by the U.S. Treasury Department
                   having a residual maturity on such date
                   equal to or greater than 5 years but less
                   than 10 years

     (iii) OTHER ELIGIBLE SUPPORT. None.

     (iv) THRESHOLDS.

          (A) "INDEPENDENT AMOUNT" means with respect to Party A: Not applicable.

               "INDEPENDENT AMOUNT" means with respect to Party B: Not applicable.

          (B) "THRESHOLD" means with respect to Party A and Party B: Not applicable.

          (C)  "MINIMUM TRANSFER AMOUNT" means with respect to Party A: $50,000.

               "MINIMUM TRANSFER AMOUNT" means with respect to Party B: Not applicable.

          (D) ROUNDING The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $10,000, provided that this Rounding Provision shall not apply in respect of any Return Amount payable in respect of any date on which Party B's Exposure is less than or equal to zero.


(c)  VALUATION AND TIMING.

     (i) "VALUATION AGENT" means Party A. Calculations by Party A will be made by reference to commonly accepted market sources.

     (ii) "VALUATION DATE" means,

          (A) in the event that (1) no Collateralization Event has occurred, or has occurred but is not continuing, (2) a Collateralization Event has occurred other than pursuant to Part 5(b)(1)(C) and is continuing, or (3) two or more Collateralization Events have occurred pursuant to Part 5(b)(1)(C) and any other subparagraph of Part 5(b)(1) and are continuing, each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount; and

          (B) in the event that a Collateralization Event has occurred solely pursuant to Part 5(b)(1)(C) and is continuing, or a Ratings Event has occurred and Party A has not obtained a substitute counterparty as set forth in Part 5(b)(3) the last Local Business Day of each calendar week.

    (iii) "VALUATION TIME" means the close of business in the city of the Valuation Agent on the Local Business Day prior to the Valuation Date or date of calculation, as applicable, PROVIDED that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

     (iv) "NOTIFICATION TIME" means 4:00 p.m., London time, on a Local Business Day.

(d)  CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES.

     No events shall constitute a "Specified Condition."

(e)  SUBSTITUTION.

     (i)  "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

     (ii) CONSENT. The Pledgor must obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days' notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)  DISPUTE RESOLUTION.

     (i) "RESOLUTION TIME" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

     (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

          (A)  with respect to any Cash; the amount thereof; and

          (B) with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

    (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply provided the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)  HOLDING AND USING POSTED COLLATERAL.

     (i)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS:

          The Indenture Trustee (as defined in the Sale and Servicing Agreement) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

     (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to Party B. Therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii).

(h)  DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "INTEREST RATE" will be the annualized rate of return actually achieved on Posted Collateral in the form of Cash during the relevant Interest Period.

     (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on any Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

    (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply and for the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall be compounded daily.

(i)  ADDITIONAL REPRESENTATION(S).

          There are no additional representations by either party.

(j)  DEMANDS AND NOTICES.

     All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

     (i)  shall be given to or made at the following addresses:

     If to Party A:

          Address:          One Cabot Square
                            London E14 4QJ
                            England

          Telephone:        44 20 7888 3083
          Facsimile:        44 20 7883 7987
          Attention:        Collateral Management Unit

     If to Party B:

          As set forth in Part 4(a) of the Schedule;

     or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

     (ii) shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(k)  ADDRESS FOR TRANSFERS.

     Party A: To be notified to Party B by Party A at the time of the request for the Transfer.

     Party B: To be notified to Party A by Party B at the time of the request for the Transfer.

(l)  OTHER PROVISIONS.

     (i)  ADDITIONAL DEFINITIONS

          As used in this Annex:

               "EQUIVALENT COLLATERAL" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

          "LOCAL BUSINESS DAY" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

     (ii) TRANSFER TIMING

          (a) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph:

               "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

          (b) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

     (iii) EVENTS OF DEFAULT

               Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

               "For the purposes of Section 5(a)(i) of this Agreement, an Event of Default will exist with respect to a Party if that Party fails (or fails to cause its Custodian) to make, when due, any Transfer of Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after the notice of that failure is given to that Party".

     (iv) RETURN OF FUNGIBLE SECURITIES

          In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

     (v)  COVENANTS OF THE PLEDGOR

          So long as the Agreement is in effect, the Pledgor covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Pledgor, except the security interest created hereunder and any security interests or other encumbrances created by the Secured Party; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Secured Party.

     (vi) NO COUNTERCLAIM

          A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

    (vii) HOLDING COLLATERAL

          The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

   (viii) SECURITY AND PERFORMANCE

          Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

     (ix) AGREEMENT AS TO SINGLE SECURED PARTY AND PLEDGOR

          Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term "SECURED PARTY" as used in this Annex means only Party B, (b) the term "PLEDGOR" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

     (x)  EXTERNAL VERIFICATION OF MARK-TO-MARKET VALUATIONS.

          Every month after a Collateralization Event has occurred pursuant to
          Part 5(b)(1)(C) and is continuing, then, unless otherwise agreed in writing with S&P, Party A will verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the highest quotation for a Reference Market-maker, if applicable, for the next Valuation Date; PROVIDED, that this Paragraph 13(l)(xi) shall only apply to the extent that the Notes outstanding at such time (as defined in the Sale and Servicing Agreement) are rated higher by S&P than the S&P L-T Rating of Party A; and PROVIDED FURTHER, that Party A shall not seek verification of its determination of Exposure as described above from the same Reference Market-maker more than four times in any twelve-month period.

(y)       TRUSTEE CAPACITY.

          It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Deutsche Bank National Trust Company, not individually or personally but solely as Indenture Trustee on behalf of the Indenture Trust in the exercise of the powers and authority conferred and vested in it under the Indenture, (ii) each of the representations, undertakings and agreements herein made on the part of the Indenture Trust is made and intended not as personal representations, undertakings and agreements by Deutsche Bank National Trust Company but is made and intended for the purpose of binding only the Indenture Trust (iii) nothing herein contained shall be construed as creating any liability on the part of Deutsche Bank National Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Deutsche Bank National Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Indenture Trust under this Agreement or any other related documents.

CREDIT SUISSE FIRST BOSTON               DEUTSCHE BANK NATIONAL TRUST
INTERNATIONAL                            COMPANY, NOT IN ITS INDIVIDUAL
                                         CAPACITY, BUT SOLELY AS INDENTURE
                                         TRUSTEE FOR ARGENT MORTGAGE LOAN
                                         TRUST 2005-W1, ASSET-BACKED NOTES,
                                         SERIES 2005-W1


By:
   -
    Name:
    Title:  Authorized Signatory



By:                                      By:
   -                                        -
    Name:                                    Name:
    Title:  Authorized Signatory             Title:

                                    EXHIBIT J

                      FORM OF SWAP ADMINISTRATION AGREEMENT

          This Swap Administration Agreement, dated as of April 19, 2005 (this "Agreement"), among Deutsche Bank National Trust Company, a national banking association ("Deutsche Bank"), as swap administrator (in such capacity, the "Swap Administrator"), Deutsche Bank, as indenture trustee for Argent Securities Inc., Asset-Backed Notes, Series 2005-W1 (in such capacity, the "Indenture Trustee"), and Argent Mortgage Company, LLC (the "Seller").

          WHEREAS, Deutsche Bank, as Indenture Trustee for Argent Mortgage Loan Trust 2005-W1 (the "Trust"), is executing on behalf of the Trust as counterparty to an Interest Rate Swap Agreement (the "Swap Agreement"), a copy of which is attached hereto as Exhibit A, between Deutsche Bank, not in its individual capacity, but solely as Indenture Trustee and Credit Suisse First Boston International ("CSFBi");

          WHEREAS, it is desirable to appoint the Swap Administrator, and the Swap Administrator desires to accept such appointment, to distribute funds received by the Swap Provider as provided herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          2. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Sale and Servicing Agreement or in the related Indenture, as the case may be, as in effect on the date hereof.

     "DEFAULT SWAP AMOUNT": With respect to Net Swap Payments, an amount determined in the same manner as Net Swap Payments as set forth in the Interest Rate Swap Agreement, PROVIDED, HOWEVER, that the definition of "Notional Amount" used therein shall be equal to the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans for such Payment Date and (ii) the Swap Notional Amount for such Payment Date. With respect to Swap Termination Payments, 100% of such amounts.

     "SWAP NOTIONAL AMOUNT": The amount set forth on the notional schedule attached to the Interest Rate Swap Agreement.

     "SECURED PARTY": Any Person that holds a security interest in the Trust Certificates as identified to the Swap Administrator in writing by the Seller.

     "TRUST CERTIFICATE DEFAULT DATE": The date in which the Indenture Trustee, Owner Trustee and the Swap Administrator receives notice from a Secured Party, stating the Seller, or its Affiliates have defaulted under certain financing documents, and that ownership of the Trust Certificates should be transferred into the name of such secured party.

          3. SWAP ADMINISTRATOR.

     The Swap Administrator is hereby appointed to receive all funds paid by CSFBi, or its successors in interest (the "Swap Provider") under the Interest Rate Swap Agreement (including any Swap Termination Payment) and the Swap Administrator hereby agrees to receive such amounts and to distribute as follows:

     (A) ON ANY PAYMENT DATE PRIOR TO THE TRUST CERTIFICATE DEFAULT DATE, TO THE INDENTURE TRUSTEE, 100% OF THE NET SWAP PAYMENT RECEIVED BY THE SWAP ADMINISTRATOR UNDER THE INTEREST RATE SWAP AGREEMENT, FOR DEPOSIT INTO THE PAYMENT ACCOUNT, AND FOR DISTRIBUTION IN ACCORDANCE WITH SECTION 4.01(A)(3) OF THE SALE AND SERVICING AGREEMENT.

     (B) ON ANY PAYMENT DATE ON OR AFTER THE TRUST CERTIFICATE DEFAULT DATE, PAYMENTS MADE BY THE SWAP PROVIDER WILL BE DISTRIBUTED IN THE FOLLOWING AMOUNTS AND ORDER OF PRIORITY:

          (I) TO THE INDENTURE TRUSTEE, THE DEFAULT SWAP AMOUNT, FOR DEPOSIT INTO THE PAYMENT ACCOUNT, AND FOR DISTRIBUTION IN ACCORDANCE WITH SECTION 4.01(A)(3) OF THE SALE AND SERVICING AGREEMENT; AND

          (II) TO THE SECURED PARTY; THE EXCESS OF THE NET SWAP PAYMENT AND DEFAULT SWAP AMOUNT, PROVIDED, HOWEVER, THAT SUCH AMOUNTS SHALL BE AVAILABLE TO PAY ANY SHORTFALLS IN THE AMOUNTS OWNED UNDER SECTION 4.01(A)(3) AND SECTION 4.01(A)(5) (OTHER THAN PAYMENTS MADE UNDER CLAUSE
     (V) THEREOF) OF THE SALE AND SERVICING AGREEMENT.

     4. REPRESENTATIONS AND WARRANTIES OF THE SWAP ADMINISTRATOR. Deutsche Bank represents and warrants as follows:

               1. Deutsche Bank is duly organized and validly existing national banking association under the laws of the United States and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations as Swap Administrator hereunder.

               2. The execution, delivery and performance of this Agreement by Deutsche Bank as Swap Administrator has been duly authorized by Deutsche Bank.

               3. This Agreement has been duly executed and delivered by Deutsche Bank as Swap Administrator and is enforceable against Deutsche Bank in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

     5. MISCELLANEOUS.

               1. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               2. Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Swap Administrator irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Swap Administrator waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

               3. This Agreement may be amended, supplemented or modified in writing by the parties hereto.

               4. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.

               5. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               6. The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty

               7. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          6. THIRD PARTY BENEFICIARY.

          The Indenture Trustee, the Note Insurer and the Pool Insurer shall each be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

          7. SWAP ADMINISTRATOR RIGHTS.

     The Swap Administrator shall be entitled to the same rights, protections and indemnities afforded to the Indenture Trustee under the Indenture as if specifically set forth herein with respect to the Swap Administrator.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      DEUTSCHE BANK NATIONAL TRUST
                                      COMPANY, as Swap Administrator



                                      By::
                                          ----------------------------------
                                      Name:
                                      Title:




                                      DEUTSCHE BANK NATIONAL TRUST
                                      COMPANY,as Indenture Trustee



                                      By:
                                          ----------------------------------
                                      Name:
                                      Title:





                                      ARGENT MORTGAGE COMPANY, LLC



                                      By:
                                          ----------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                                 SWAP AGREEMENT